EXHIBIT 10.5

AMENDED AND RESTATED
MASTER LEASE

BETWEEN

ARG PROPERTIES II, LLC,

as Landlord

AND

ARG ENTERPRISES, INC.,

As Tenant

Dated: May 11, 1998

LEASE

In consideration of the rents and covenants set forth below, Landlord (as hereinafter defined) hereby leases to Tenant (as hereinafter defined), and Tenant hereby leases from Landlord, the following Premises (as hereinafter defined) upon the following terms and conditions:

ARTICLE 1
FUNDAMENTAL LEASE PROVISIONS

This Amended and Restated Master Lease amends and restates that certain Master Lease by and between ARG Properties I, LLC, a predecessor in interest to Landlord (as hereinafter defined) and Tenant (as hereinafter defined) dated September 11, 1996, as heretofore amended, as it applies to the Premises (as hereinafter defined), in its entirety.

Date:	May 11, 1998

Commencement Date:	May 11, 1998

Landlord:	ARG Properties II, LLC, a California limited liability company

Tenant:	ARG Enterprises, Inc., a California corporation

Tenant’s Trade Name:	Stuart Anderson’s Black Angus or Stuart Anderson’s Cattle Company restaurants

Guarantor:	American Restaurant Group, Inc., a Delaware corporation

Guaranty	Guaranty of Lease dated May 11, 1998 by Guarantor in favor of Landlord

Lease Term:	Twenty-Five (25) years, commencing on the Commencement Date and ending on June 1, 2023, with three (3) renewal options of five (5) years each. (Article 4)

Annual Rent:	One Million Nine Hundred Thirty-Seven Thousand Three Hundred Dollars ($1,937,300), subject to adjustment as hereinafter provided. (Article 6, Section 6.01)

The Annual Rent shall be payable on the first day of each month, commencing on June 1, 1998, in twelve (12) equal installments each in the amount of One Hundred Sixty-One Thousand Four Hundred Forty-One and 67/100 Dollars ($161,441.67) during each year of the term of this Lease subject to proration or adjustment as hereinafter provided. Annual Rent is allocated on Exhibit D attached hereto and made a part hereof among the eight (8) properties constituting the Premises for certain purposes specified in this Lease.  This initial allocation of

Annual Rent shall be subject to proration or adjustment as hereinafter provided.

Addresses for Notice:	To Landlord:	ARG Properties II, LLC c/o Griffin Capital 10940 Wilshire Blvd., Suite 1600 Los Angeles, California 90024 Attn: Kevin A. Shields Fax: (310) 443-4117
	To Tenant:	ARG Enterprises, Inc. 6th Floor 450 Newport Center Drive Newport Beach, CA 92660 Attn: Chief Financial Officer Fax: (949) 721-8941
	With a copy to:	American Restaurant Group, Inc. Suite 201 4410 El Camino Real Los Altos, CA 94022 Attn: Legal Department Fax: (650) 949-6420
	With a copy to:	Stuart Anderson’s Restaurants 4410 El Camino Real, Suite 201 Los Altos, California 94022 Attn: Director of Real Estate Fax: (650) 949-6425

Premises:

That certain real property described in Exhibit A attached hereto, and all appurtenances, easements and rights of way now or subsequently pertaining thereto, together with all improvements now or hereafter located thereon, consisting of eight (8) restaurants known as either Stuart Anderson*s Black Angus or Stuart Anderson*s Cattle Company restaurants.  References to the “Premises” shall refer to one location, or to all locations, as the context shall require.

References in this Article 1 to other Articles are for convenience and designate some of the other Articles where references to the Fundamental Lease Provisions appear.  Each reference in this Lease to any of the Fundamental Lease Provisions contained in this Article 1 shall be construed to incorporate all of the terms provided under such Fundamental Lease Provisions.  In the event of any conflict between any Fundamental Lease Provision and the balance of this Lease, the latter shall control.

ARTICLE 2

EXHIBITS

The following are attached hereto as Exhibits and made a part of this Lease:

EXHIBIT A’Description of the Premises

EXHIBIT B’Form of Subordination, Non-Disturbance and Attornment Agreement

EXHIBIT C’Form of Notice of Non-Responsibility

EXHIBIT D’Allocated Rent Schedule

In the event of any conflict between any of the above-referenced Exhibits and the balance of this Lease, the Exhibit shall control.

ARTICLE 3
PREMISES

Landlord hereby leases and demises unto Tenant and Tenant hereby leases and takes from Landlord, for the term, at the rental, and upon the terms, covenants, and conditions hereinafter set forth, the property referred to in Article 1 as the Premises and described on Exhibit A attached hereto.

ARTICLE 4
TERM

4.01         Term.  The term of this Lease shall be the term specified in Article 1 hereof (the initial term and any extensions exercised by Tenant thereof are hereinafter referred to as the “Lease Term”) and shall commence on the Commencement Date.

4.02         Option to Extend Lease Term.  Tenant shall have the option to extend the initial term of this Lease with respect to any of the Premises that Tenant may elect to continue to lease from Landlord for three (3) additional, successive periods of five (5) years each (each, an “Extension Period”) on the same terms, covenants and conditions of this Lease. In the event Tenant elects to exercise the option(s), Tenant shall provide Landlord written notice of Tenant’s exercise of the option(s) not less than ninety (90) days prior to the end of the then-current term, such notice shall identify each of the Premises which Tenant has elected to remain subject to this Lease during the applicable Extension Period and is to be given in the manner provided in Section 25.04 of this Lease.  Provided that Tenant has duly execised its option to extend the term of this Lease as set forth herein and further provided that Tenant is not in default under this Lease at the end of the then current term of this Lease, this Lease shall be amended to reflect the exclusion of any of the Premises from the Lease and the corresponding reduction in the Annual Rent in connection with Tenant’s exercise of the applicable extension option.  Tenant’s right to exercise the foregoing option(s) is conditioned upon Tenant’s performance of all of the duties and obligations on its part to be performed under this Lease so that, at the time of the exercise of such options, Tenant shall not be in default hereunder.  In the event that Tenant elects to extend the initial term of this Lease, the Annual Rent shall continue to be adjusted as provided in Section 6.02 of this Lease.

ARTICLE 5
LIENS

Tenant shall do all things necessary to prevent the filing of any mechanics’ or other liens or encumbrances against the Premises, or any part thereof, or upon any interest of Landlord or any mortgagee or beneficiary under a deed of trust or any ground or underlying lessor in any portion of the Premises, by reason of work, labor, services, or materials supplied or claimed to have been supplied to Tenant, or anyone holding the Premises, or any part thereof, through or under Tenant.  If any such lien or encumbrance shall at any time be filed against the Premises, or any portion thereof, Tenant shall either cause same to be discharged of record within thirty (30) days after the date of filing of same or, if Tenant in good faith determines that such lien should be contested, Tenant will give Landlord prior notice of Tenant’s intention to contest any such lien and, upon demand by Landlord, will procure and record a lien release bond under applicable law in the amount prescribed by applicable law or if no amount is prescribed by applicable law in an amount equal to 150% of the lien amount.  If a final judgment is rendered against Tenant by a court of competent jurisdiction, or if the Premises or any portion thereof are in danger of being foreclosed upon as a result of any such lien, Tenant will satisfy such judgment or lien at once.  If Tenant does not post the release bond or fails to pay any such adverse judgment or to discharge any lien in the event of any imminent foreclosure, then Landlord may post the bond or pay the judgment or discharge the lien, as applicable, and Tenant will promptly reimburse Landlord for all sums paid by it in connection therewith, together with the applicable Administrative Fee (as hereinafter defined).  Tenant shall give Landlord notice of the intended commencement date of any work, labor, services or material to be performed or provided to any of the Premises or any portion thereof involving total expenditures for any project in excess of one and twenty-five one hundredths percent (1.25%) of the Annual Rent, as it may be adjusted from time to time as provided herein, at least ten (10) days before said date, and in connection with the performance or provision of any such work, labor, services or materials, Tenant shall file and post on the applicable Premises a notice of nonresponsibility on behalf of Landlord in the form attached hereto as Exhibit C within any time period and in the manner prescribed under the laws of the state(s) in which the Premises or applicable portion thereof is located in order to protect Landlord from responsibility for, and evidencing Tenant’s obligations with respect to, any of the matters covered by this Article, and shall provide Landlord with a copy thereof.  Landlord shall also have the right and opportunity, to post and maintain on the Premises such notices, including notices of nonresponsibility and other similar notices, as are provided for under the Laws of the state(s) in which the Premises are located, evidencing Tenant’s obligations with respect to any of the matters covered by this Article and Landlord shall have the right to enter the Premises and post such notices at any reasonable time.

ARTICLE 6
RENT

6.01         Rent.  Tenant covenants and agrees to pay for the use and occupancy of the Premises, the Annual Rent specified in Article 1 hereof, subject to increase pursuant to the provisions of Section 6.02 hereof, in twelve (12) equal monthly installments during each year of the Lease Term, in advance, on the first day of each calendar month, without any offset or deduction.  Should the Lease Term commence on a day other than the first day of a calendar month, then the rental for such first fractional month shall be computed on a daily basis for the period from the Commencement Date to the end of such calendar month at an amount equal to one three hundred sixty-fifth (1/365) of the Annual Rent for each day.  Should the Lease Term end on a day other than the last day of a calendar month, then the rental for such fractional month shall be computed on a daily basis at an amount equal to one three hundred sixty-fifth (1/365) of the Annual Rent for each day.  Rent shall be paid in lawful money of the United States to Landlord at the address stated in Article 1 or to such other persons or at such other places as Landlord may designate in writing to Tenant.

6.02        Rental Adjustments.  The Annual Rent payable under this Lease shall be increased on October 1, 2001 and every five (5) years thereafter (each, an “Increase Date”) during the Lease Term as follows:

(a)           The basis for computing the increase shall be the Consumer Price Index for all Urban Consumers - All Items U.S. Cities Average, published monthly by the Bureau of Labor Statistics of the United States Department of Labor (Base Period 1982-1984=100) (“Index”), published on September 20, 1996 for August, 1996, i.e., 157.3 (the “Beginning Index”).

(b)           If the Index published for the date nearest the applicable Increase Date (the “Extension Index”) has increased over the Beginning Index, the Annual Rent will be calculated by multiplying the then Annual Rent by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index, not to exceed an increase equal to 10% of the Annual Rent in effect during the five-year period immediately preceding the applicable Increase Date.

(c)           In the event the Extension Index is not available on the applicable Increase Date, Tenant will continue to pay the Annual Rent in effect immediately prior to the Increase Date.  As soon as practicable, Landlord will furnish Tenant with a true copy of the Extension Index figure together with a computation of the increase in the Annual Rent for the ensuing five-year period, if any, and an appropriate adjustment will be paid within 30 days of Tenant’s receipt of Landlord’s statement.

(d)           If the Index is changed so that the base year differs from that in effect on the Commencement Date, the Index shall be converted in accordance with the conversion factor published by the Bureau of Labor Statistics.  If the Index is discontinued or revised during the Lease Term, such other governmental index or computation with which it is replaced will be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

6.03         Net Lease; Impositions.  This Lease is what is commonly called a “triple net lease,” it being understood that Landlord shall receive the Annual Rent set forth in Article 1 hereof, as increased pursuant to Section 6.02, free and clear of any and all other impositions, taxes, liens, charges, or expenses of any nature whatsoever incurred in connection with the ownership and operation of any of the Premises.  In addition to the Annual Rent reserved by

Article 1 hereof, as increased pursuant to Section 6.02, Tenant shall pay to the appropriate parties all impositions, insurance premiums, Real Property Taxes (as defined below), operating charges, maintenance charges, construction costs, accounting and legal fees, and any other charges, costs and expenses which arise or may be contemplated under any provision of this Lease during the Lease Term (collectively “Impositions”).  All of such Impositions shall constitute additional rent, and upon the failure of Tenant to pay any of such Impositions, Landlord shall have the same rights and remedies as otherwise provided in this Lease for the failure of Tenant to pay rent.  Tenant shall furnish to Landlord, promptly upon the reasonable request of Landlord, official receipts or other satisfactory proof evidencing payment of any such Impositions.  Upon Tenant’s failure to pay any Real Property Taxes as provided herein, Landlord shall have the right, at Landlord’s option, to require Tenant to (a) promptly deposit with Landlord funds sufficient for the payment of the current Real Property Taxes required to be paid by Tenant hereunder; and (b) also deposit one-twelfth of the current annual or annualized Real Property Taxes (or those of the preceding years if the current amounts thereof have not been fixed), on the first day of each month in advance.  It is the intention of the parties hereto that this Lease shall not be terminable for any reason by Tenant, and that Tenant shall in no event be entitled to any abatement of, deductions of any kind, offset or reduction in rent payable under this Lease, except as may otherwise be expressly set forth in this Lease.  Any present or future Law to the contrary shall not alter this agreement of the parties.

ARTICLE 7
USE OF THE PREMISES

7.01         Use.  Tenant shall occupy and use each of the Premises solely for the operation of a Stuart Anderson’s Black Angus or Cattle Company restaurant or any other lawful use, provided such other use does not decrease the market value of the Premises.

7.02         Compliance With Laws.

(a)           Tenant accepts the Premises in its “AS IS” condition.  Tenant accepts each of the Premises “AS IS” in reliance upon Tenant’s own knowledge as owner and/or occupier of the Premises prior to commencement of this Lease.  Landlord makes no representations or warranties of any type whatsoever, including without limitation, whether there has been or are currently any violations of any covenants or restrictions of record, or any applicable Laws in effect regarding any of the Premises on the Commencement Date.

(b)           Tenant shall, at Tenant’s sole expense, comply in all material respects with all applicable laws, ordinances, building codes, orders, zoning ordinances, rules, and regulations of any governmental authorities and with any directive of any public officer which shall impose any order or duty upon Landlord or Tenant with respect to any of the Premises or the use or occupation thereof or relating to the environment, health or safety with respect to any of the Premises or the use or occupation thereof (including, without limitation, any rule of common law and judicial decisions and The Americans With Disabilities Act), and any covenants, conditions or restrictions of record relating to the Premises or the use or occupation thereof, in each case as now or hereafter in effect (collectively, “Laws”).

(c)           Notwithstanding any other provision of this Lease, Tenant shall not use or permit any of the Premises to be used in any manner which will result in waste or the creation of a nuisance, and Tenant shall maintain each of the Premises free of any objectionable noises, odors, or disturbances; provided that, as between Landlord and Tenant only, odors and exhaust incidental to a restaurant, excluding odors of deteriorating food, will not be deemed a nuisance or objectionable provided the same do not violate applicable Laws and do not subject Landlord to any civil liability.

(d)           Notwithstanding any other provision of this Lease, in the event that any new Law which goes into effect during any Extension Period requires an investment in any of the Premises in excess of 30% of the replacement cost of such Premises (exclusive of land, foundations and footings), and which has an economic life in excess of five (5) years, Tenant, at its option, may elect to terminate this Lease as to such Premises only at any time during such Extension Period written notice to Landlord and payment to Landlord of all accrued rent and other obligations hereunder with respect to such Premises through the date of such termination, except as to obligations hereunder which expressly survive any termination of this Lease.

7.03         Permits and Licenses.  As between Landlord and Tenant, Tenant shall be solely responsible to apply for and secure any building permit or permission of any duly constituted authority for the purpose of doing any of the things which Tenant is required or permitted to do under the provisions of this Lease.  Landlord shall cooperate as reasonably requested by Tenant to facilitate Tenant’s compliance with this obligation but at no cost to Landlord.

ARTICLE 8
UTILITIES

8.01         Payment.  Tenant shall pay to the utility companies or other parties entitled to payment the cost of all water, sewer, heat, air conditioning, gas, electricity, garbage collection, telephone, and other utilities and services provided to or for any of the Premises, including connection fees and taxes thereon.

8.02         Interruption in Service.  Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other service being furnished to any of the Premises subject to the provisions of Section 11.04(b) hereof, and no such failure or interruption shall entitle Tenant to any abatement of, setoff of or reduction in the amounts payable to Landlord hereunder or otherwise entitle Tenant to terminate this Lease.

ARTICLE 9
TAXES

9.01         Payment of Taxes.  Tenant shall pay the Real Property Taxes (as defined in Section 9.02) applicable to each of the Premises during the Lease Term.  Landlord and Tenant agree to cooperate to ensure that all tax bills applicable to each of the Premises are sent directly to Tenant by the taxing authority.  All such payments shall be made prior to delinquency.  Upon Landlord’s request, Tenant shall promptly furnish Landlord with satisfactory evidence that such Real Property Taxes have been paid.  If any such Real Property Taxes paid by Tenant shall cover any period of time prior to or after the expiration of the Lease Term, Landlord shall promptly reimburse Tenant to the extent required.  If Tenant shall fail to pay any such Real Property Taxes, Landlord shall have the right but not the obligation to pay the same in which case Tenant shall repay such amount plus any penalties and interest resulting therefrom to Landlord with Tenant’s next Annual Rental installment together with the applicable Administrative Fee.

9.02         Definition of “Real Property Taxes”.  As used herein, the term “Real Property Taxes” shall mean any form of real estate tax or assessment, ad valorem or value-added tax or occupancy tax or gross receipts tax, fee, levy, penalty, interest or other charge, imposed by any authority having the direct or indirect power to tax, including any city, county, state, or federal government, or any school, agricultural, sanitary, fire, street, drainage, or other improvement district thereof, on, against or with respect to any of the Premises, this Lease, any legal or equitable interest of Landlord or any superior landlord or any mortgagee of Landlord in the Premises or in the real property of which any of the Premises are a part, and Landlord’s right to rent.  The term “Real Property Taxes” shall also include any tax, fee, levy, assessment, penalty, interest or other charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment, or charge included within the foregoing definition of Real Property Taxes, (ii) the nature of which was included within the foregoing definition of Real Property Taxes, or (iii) any tax or increase in any tax which is imposed as a result of a transfer, either partial or total, of Landlord’s interest in the Premises or which is added to a tax or charge hereinbefore included within the definition of Real Property Taxes by reason of such transfer (other than documentary, stamp or other transfer taxes resulting from any such transfer but including any increase in any Real Property Taxes attributable to any such transfer), or which is imposed by reason of the transfer of any of the Premises to Landlord or this transaction, any modifications or changes hereto, or any other transfers hereof.  Notwithstanding the foregoing, the term “Real Property Taxes” shall not include any general income taxes, inheritance taxes, and estate taxes imposed upon Landlord or any superior landlord or any mortgagee or beneficiary of Landlord or any taxes attributable to the recording of any mortgage or deed of trust on Landlord’s interest in the Premises.

9.03         Personal Property Taxes.  Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon trade fixtures, furnishings, equipment, and all other personal property of Tenant contained in any of the Premises or elsewhere.  Tenant shall seek to cause said trade fixtures, furnishings, equipment, and all other personal property to be assessed and billed separately from the real property of Landlord.

9.04         Tenant’s Right to Contest Taxes.

(a)           Tenant shall have the right, at its cost and expense, to contest the amount or validity, in whole or in part, of any Real Property Taxes of any kind by appropriate proceedings diligently conducted in good faith, but no such contest shall be carried on or maintained by Tenant after the time limit for the payment of any Real Property Taxes unless Tenant, at its option: (i) shall pay the amount involved under protest; or (ii) shall procure and maintain a stay of all proceedings to enforce any collection of any Real Property Taxes, together with all penalties, interest, costs and expenses, by a deposit of a sufficient sum of money, or by such undertaking, as may be required or permitted by law to accomplish such stay; or (iii) shall deposit with Landlord, as security for the performance by Tenant of its obligations hereunder with respect to such Real Property Taxes, security in the amount, if any, prescribed by applicable law, or if no amount is prescribed by applicable law, in amounts equal to one hundred fifty percent (150%) of the contested amount or such other reasonable security as may be demanded by Landlord to ensure payment of such contested Real Property Taxes and all penalties, interest, costs and expenses which may accrue during the period of the contest.  Upon the termination of any such proceedings, it shall be the obligation of Tenant to pay the amount of such Real Property Taxes or part thereof, as finally determined in such proceedings, together with any costs, fees (including attorneys’ fees), penalties or other liabilities in connection therewith; provided, however, that if Tenant has deposited cash or cash equivalents with Landlord as security under clause (iii) above, then, so long as no material default exists under this Lease, Landlord shall pay such Real Property Taxes (or part thereof) together with the applicable costs, fees and liabilities as described above out of such cash or cash equivalents and return any unused balance, if any, to Tenant.  Otherwise, Landlord shall return or cause to have returned to Tenant all amounts, if any, held by or on behalf of Landlord which were deposited by Tenant in accordance with the provisions hereof.

(b)           Tenant shall have the right, at its cost and expense, to seek a reduction in the valuation of the Premises as assessed for tax purposes and to prosecute any action or proceeding in connection therewith.  Provided Tenant is not in material default hereunder, Tenant shall be authorized to collect any tax refund of any tax paid by Tenant obtained by reason thereof and to retain the same.

(c)           Landlord agrees that whenever Landlord’s cooperation is required in any of the proceedings brought by Tenant as aforesaid, Landlord will reasonably cooperate therein, provided same shall not entail any cost, liability or expense to Landlord, and Tenant will pay, indemnify and save Landlord harmless of and from, any and all liabilities, losses, judgments, decrees, costs and expenses (including all reasonable attorneys’ fees and expenses) in connection with any such contest and will, promptly after the final settlement, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, and Tenant shall perform and observe all acts and obligations, the performance of which shall be ordered or decreed as a result thereof.  No such contest shall subject Landlord to the risk of any civil liability or the risk of any criminal liability, and Tenant shall give such reasonable indemnity or security to Landlord, as may reasonably be demanded by Landlord, to ensure compliance with the foregoing provisions of this Section 9.04.

9.05         Survival of Tenant’s Tax Obligations.  Tenant’s obligations pursuant to this Article 9 shall survive the termination or expiration of this Lease, in whole or in part, such that, notwithstanding such termination or expiration of this Lease, such that Tenant shall continue to be responsible for that portion of the Real Property Taxes and/or personal property taxes which pertain to the period prior to the date of such termination or expiration of this Lease, which taxes shall be prorated and apportioned in accordance with the number of days elapsed in the applicable tax year.

ARTICLE 10
MAINTENANCE AND REPAIRS

10.01       Tenant’s Obligations.

(a)           Tenant shall, at Tenant’s expense, maintain in good repair, order, and serviceable condition, reasonable wear and tear excepted, the Premises and every part thereof,

including but not limited to all plumbing, ventilation, heating, air conditioning, and electrical systems and equipment in, on, or exclusively serving any of the Premises, and windows, doors, storefronts, plate glass, interior walls, and ceilings which are part of any of the Premises.

(b)           Tenant shall not commit or suffer to be committed any waste upon or about the Premises, and shall promptly at Tenant’s cost and expense, make all necessary replacements, restorations, renewals and repairs to each of the Premises and all appurtenances thereto which are material to the operation of any of the Premises, whether interior or exterior, structural or non-structural, ordinary or extraordinary, and foreseen or unforeseen; provided that with respect to appurtenances to the Premises which are material to the operation of the Premises, if third parties are obligated to repair or maintain such appurtenances, Tenant shall use commercially reasonable efforts to enforce such obligations of third parties or, if such third parties fail to perform such obligations, Tenant shall perform such obligations to the extent Tenant has the legal right to do so.  Tenant shall pay to the appropriate parties Tenant’s pro rata share of any maintenance, repair or other costs to the extent required under any appurtenances to any of the Premises.  Repairs, restorations, renewals and replacements shall be at least equivalent in quality to the original work or the property replaced, as the case may be.  Tenant shall not make any claim or demand upon or bring any action against Landlord for any loss, cost, injury, damage or other expense caused by any failure or defect, structural or non-structural, of the Premises or any part thereof.

(c)           Upon the expiration or earlier termination of this Lease, Tenant shall return each of the Premises to Landlord in good and clean condition and repair, reasonable wear and tear excepted.  Any damage to any of the Premises, including any structural damage, resulting from Tenant’s use or from the removal of Tenant’s fixtures, furnishings, and equipment pursuant to Section 12.04 hereof, shall be repaired by Tenant at Tenant’s expense.

10.02       Landlord’s Obligations.  Except for the obligations of Landlord under Article 14 hereof (relating to destruction of the Premises), and under Article 15 hereof (relating to the condemnation of the Premises), it is intended by the parties hereto that Landlord have no obligation, in any manner whatsoever, to repair and maintain any of the Premises nor any building located thereon nor any fixtures thereon or equipment or personal property therein, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, all of which obligations are that of Tenant under Section 10.01 hereof.  Tenant expressly waives the benefit of any statute or law now or hereafter in effect which would otherwise afford Tenant the right to terminate this Lease because of Landlord’s failure to keep the Premises or any part thereof or any building located thereon or fixtures thereon or equipment or personal property therein in good order, condition, and repair, or the right to repair and offset the cost related thereto against rent.

10.03       Landlord’s Rights.  If Tenant refuses or neglects to make repairs or maintain the Premises, or any part thereof, or any appurtenances thereto material to the operation of the Premises or to enforce maintenance or repair obligations of third parties with respect to any such appurtenances, as provided above, in a manner reasonably satisfactory to Landlord, without prejudice to any other remedy Landlord may have hereunder, upon giving Tenant ten (10) days’ prior written notice, Landlord shall have the right to enter such Premises and perform such maintenance or make such repairs on behalf of and for the account of Tenant.  In the event Landlord so elects, Tenant shall pay the cost of such repairs, maintenance, or replacements promptly following Tenant’s receipt of a bill therefor, together with the applicable Administrative Fee.  Tenant agrees to permit Landlord or its agent to enter the Premises, upon reasonable notice by Landlord, during normal business hours for the purpose of inspecting the Premises.

ARTICLE 11
INSURANCE AND INDEMNIFICATION

11.01       Tenant’s Insurance Obligation.  Tenant covenants and agrees that Tenant will carry and maintain, at its sole cost and expense, the following types of insurance with respect to each of the Premises, in the amounts specified and in the form hereinafter provided for:

(a)           COMMERCIAL GENERAL LIABILITY.  Commercial general liability insurance (including liquor liability insurance) against any loss, liability or damage on or relating to the Premises, with limits of not less than Two Million Dollars ($2,000,000) in any one occurrence for death or injuries to one or more persons and/or for damage to property.

(b)           WORKERS’ COMPENSATION.  Worker’s compensation insurance or self insurance as required by the jurisdiction in which the Premises are located.

(c)           PROPERTY DAMAGE.  Insurance covering all improvements located on the Premises and all of Tenant’s fixtures, merchandise, and personal property from time to time in, on or upon each of the Premises, in an amount not less than one hundred percent (100%) of their full replacement value providing protection against perils commonly included within the classification “All Risk”.  Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed to the extent necessary to maintain the standard of operation of the Premises and the business operated thereon existing prior to the damage or destruction except as provided in Article 14.

(d)           POLICY FORM.

(i)            All policies of insurance provided for herein shall be issued by reputable and financially sound insurance companies reasonably satisfactory to Landlord, and such insurance companies shall be qualified to do business in the jurisdiction where the applicable Premises are situated.  All such policies shall be issued in Tenant’s name, with Landlord named as an additional insured and/or loss payee as applicable, and, if requested by Landlord, name any superior landlord and any mortgagee or beneficiary of Landlord as an additional insured or loss payee.  The policies shall be for the mutual and joint benefit and protection of Landlord, Tenant, any superior landlord and any mortgagee or beneficiary of Landlord.  Certificates of insurance shall be delivered to Landlord prior to Landlord’s execution of this Lease, and thereafter certificates or other evidence of renewal or replacement coverage shall be delivered to Landlord within five (5) days prior to the expiration of the term of each such policy.  As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent.  All certificates of insurance delivered to Landlord must contain a provision giving Landlord, any superior landlord, and any mortgagee or beneficiary of Landlord thirty (30) days’ notice in writing in advance of any cancellation or lapse, except only ten (10) days’ notice will be provided for cancellation due to premium non-payment, of insurance.  All public liability, property damage, and other casualty policies shall be written on an occurrence basis as primary policies, not contributing with or in excess of coverage which Landlord may carry.

(ii)           Tenant’s obligations to carry the insurance provided for above may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant; provided, however, that such policy or policies must have limits of not less than Five Million and 00/100 Dollars ($5,000,000) for any one occurrence and that Landlord, any superior landlord and any mortgagee or beneficiary of Landlord shall be named as an additional insured or loss payee thereunder as their interests may appear and that the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policies and the requirements set forth herein are otherwise satisfied.

11.02       Subrogation Waiver.  Landlord (for itself and its insurer) hereby waives any rights, including rights of subrogation, and Tenant (for itself and its insurer) hereby waives any rights, including rights of subrogation, each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, to their respective property, any of the Premises or their respective contents that are caused by or result from risks insured against under any property insurance policies carried by the parties hereto and in force at the time of any such damage.  The foregoing waivers of subrogation shall be operative only so long as available in the jurisdiction where the Premises are located and so long as no policy of insurance is invalidated thereby.

11.03       Insurance Use Restrictions.  Tenant agrees that it will not carry any stock or goods or do anything in, on, or about the Premises outside of the ordinary course of Tenant’s business which will substantially increase the insurance rates upon the building of which any of the Premises are a part.

11.04       Indemnification.  (a) Tenant shall at all times indemnify Landlord and any mortgagee or beneficiary of Landlord for, defend (with counsel reasonably satisfactory to Landlord) Landlord against, and save Landlord and any mortgagee or beneficiary of Landlord harmless from, any liability, loss, cost, injury, damage or other expense or risk (including without limitation reasonable attorneys’ fees) whatsoever that may occur or be claimed by or with respect to any person(s) or property on or relating to any of the Premises and resulting directly or indirectly from the use, misuse, occupancy, possession or disuse of any of the Premises by Tenant or other persons claiming through or under Tenant, or their respective agents, employees, licensees, invitees, guests or other such persons, or from the condition of any of the Premises.  Tenant shall, at its cost and expense, defend against any and all such actions, claims and demands and shall indemnify Landlord and any mortgage or beneficiary of Landlord for all costs, expenses and liabilities (including, without limitation, reasonable attorneys’ fees) it may incur in connection therewith.  Neither Landlord nor any mortgagee or beneficiary of Landlord shall in any event whatsoever be liable for any injury or damage to any of the Premises or to the Tenant or to any other persons claiming through or under Tenant, or their respective agents, employees, licensees, invitees, guests or other such persons or to any property of any such persons except as provided in subparagraph (b) below.  Tenant shall not make any claim or demand upon or institute any action against Landlord as a result of such injury or damage except as provided in subparagraph (b) below.  Tenant covenants and agrees during the Lease Term hereof to pay when due or reimburse and indemnify and hold Landlord and any mortgagee or beneficiary of Landlord harmless from and against all inspection fees, taxes, bonds, permits, certificates, assessments and sales, use, property or other taxes, fees or tolls of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed against Landlord, any superior landlord or any mortgagee or beneficiary of Landlord or Tenant by any federal, state, county or local governmental authority upon or with respect to any of the Premises or the use thereof or upon the possession, leasing, use, operation or other disposition of any thereof or upon the rents, receipts or earnings arising therefrom or upon or with respect to this Lease (excepting only federal, state, and local net income taxes on the income of Landlord or any superior landlord or any mortgagee or beneficiary of Landlord or any taxes attributable to the recording of any mortgage or deed of trust on Landlord’s interest in the Premises.

(b)           Notwithstanding the waiver of subrogation under Section 11.02, Landlord shall indemnify, hold harmless and defend (with counsel reasonably satisfactory to Tenant) Tenant from and against any liability, loss, cost, injury, damage or other expense or risk (including, without limitation, reasonable attorneys’ fees) whatsoever to the extent arising out of the negligence or willful misconduct of Landlord or its representatives in connection with any entry by Landlord or its representatives on the Premises or in connection with any maintenance, construction, or other activity of Landlord on any adjacent property, except to the extent arising from the negligence or willful misconduct of Tenant, its representatives, or their respective agents, employees, licensees, invitees or guests, or from the condition of any of the Premises.

11.05       Payment of Insurance.  In the event that Tenant shall fail to obtain the insurance policies required hereunder, Landlord shall have the right, but not the obligation, to purchase the same in which case Tenant shall repay the cost thereof to Landlord with Tenant’s next Annual Rent installment together with the applicable Administrative Fee.

ARTICLE 12

ALTERATIONS

12.01       Permitted Improvements.  Except as provided in Section 12.03 hereof, and subject to the provisions of this Article 12, at Tenant’s own expense and after giving Landlord notice in writing of its intention to do so as required under Article 5, Tenant may from time to time make alterations, replacements, additions, changes, and improvements (collectively referred to in this Article 12 as “Alterations”) in and to any of the Premises as it may find necessary or convenient for its purposes; provided, however, that no such Alterations shall decrease the value of any of the Premises.

12.02       Liens.  Tenant shall pay the costs of any Alterations done on any of the Premises pursuant to Section 12.01, and shall keep each of the Premises free and clear of liens of any kind as required under Article 5.  Tenant shall indemnify and defend Landlord from and against any liability, loss, damage, costs, attorneys’ fees, and any other expense incurred as a result of claims of lien by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant.

12.03       Structural Alterations.  Tenant shall not make any Alterations to any of the foundations, perimeter or load bearing walls, or roof structure involving expenditures in excess of the amounts specified in Article 5, other than minor repairs made in the ordinary course of Tenant’s business which do not decrease the value of any of the Premises, without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld.  All work with respect to any Alteration shall be done in a good and workmanlike manner by properly qualified and licensed personnel, and such work shall be diligently prosecuted to completion.

12.04       Removal of Alterations.  All Alterations made on any of the Premises shall become the property of Landlord at the expiration or termination of the Lease Term and shall be surrendered with such Premises; provided, however, that if Tenant is not in default at the time of such expiration or termination, (i) Tenant shall have the right to remove any Alterations made in accordance with this Article 12 provided the removal thereof does not decrease the value of any of the Premises as reasonably determined by Landlord and provided Tenant repairs any damage to any of the Premises caused by such removal, and (ii) Tenant’s equipment, machinery, and trade fixtures shall remain the property of Tenant and may be removed by Tenant, provided Tenant shall repair any damage caused by its removal of any such equipment, machinery, and trade fixtures.

Landlord agrees from time to time during the term of this Lease, upon written request from Tenant, to execute and deliver any instrument, release, or other document that may be reasonably required by any equipment supplier or vendor and in form and substance reasonably satisfactory to Landlord whereby Landlord waives and/or releases any rights it may have or acquire with respect to any such equipment or trade fixtures which may be affixed to any of the Premises and which is subject to a security interest or equipment lease in favor of such supplier or vendor and agrees that the same do not constitute realty regardless of the manner same are attached.

12.05       Alterations Required by Law.  Any Alteration, structural or otherwise, to or on any of the Premises, or any part thereof, which may be necessary or required by reason of any applicable Laws, shall be made by and at the sole cost and expense of Tenant, subject to the provisions of Section 7.02(d).

12.06       General Conditions Relating to Alterations.  Any Alteration, structural or otherwise, to or on the Premises, shall be subject to the following conditions:

(a)           No Alteration shall be undertaken until Tenant shall have procured and paid for all required permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction.

(b)           Any structural Alteration involving an estimated cost of more than One Hundred Thousand and 00/100 Dollars ($100,000) (which amount shall be subject to periodic increase in the same manner as Annual Rent under Section 6.02) shall, at Landlord’s reasonable request, be conducted under the supervision of a licensed architect or engineer selected by Tenant and satisfactory to Landlord and shall be made in accordance with detailed plans and specifications (the “Plans and Specifications”) and cost estimates prepared by such architect or engineer and approved in writing in advance by Landlord.

(c)           Any Alteration shall be made promptly and in a good workmanlike manner and in compliance with all applicable Laws.

(d)           No Alteration shall tie-in or connect any of the Premises or any improvements thereon with any property outside such Premises without the prior written consent of Landlord.

(e)           No Alteration shall reduce the value of any of the Premises or impair the structural integrity of any building comprising a part of any of the Premises.

ARTICLE 13
SIGNS

In addition to those signs already existing at the Premises, Tenant shall have the right to erect or affix signs on the Premises of such sizes, colors, and designs as required by Tenant.  All signs on the Premises shall fully comply with all applicable Laws.

ARTICLE 14
DAMAGE, DESTRUCTION, OBLIGATION TO REBUILD

14.01       Obligation to Rebuild.  If any portion of the Premises is damaged or destroyed by fire or other casualty, Tenant shall forthwith give notice thereof to Landlord.  Tenant shall, at its sole cost and expense, diligently repair, restore, rebuild or replace the damaged or destroyed improvements, fixtures or equipment, and diligently complete the same as soon as reasonably possible, to the condition they were in prior to such damage or destruction, except for permitted Alterations and such changes in design or materials as may then be required by applicable Laws.  Landlord, in such event, shall, to the extent and at the times the proceeds of the insurance are made available to Landlord, reimburse Tenant for the costs of making such repairs, restoration, rebuilding and replacements on such terms as Landlord may reasonably require.  To the extent that available proceeds of insurance are insufficient to pay the entire cost of making such repairs, restoration, rebuilding and replacements, and notwithstanding the expiration or termination of the Lease Term of this Lease, Tenant shall pay the amount by which such costs exceed the available insurance proceeds.  Any surplus of insurance proceeds over the cost of restoration, net of all reasonable out-of-pocket expenses incurred by Landlord in connection with the administration thereof, shall be promptly paid over to Tenant.

Notwithstanding the foregoing, if any such damage or destruction occurs during any Extension Period, Tenant may elect to terminate this Lease upon written notice to Landlord within sixty (60) days after the occurrence of such damage or destruction provided Tenant pays to Landlord all rent and other amounts accruing under this Lease through the date of termination, and except as to obligations hereunder which expressly survive any termination of this Lease.  In the event of any such termination of this Lease, Landlord shall be entitled to retain all proceeds of insurance relating to such damage and destruction, and Tenant shall promptly pay to Landlord any such insurance proceeds received by Tenant and hereby assigns to Landlord all rights of Tenant to receive such insurance proceeds.

14.02       No Abatement of Rent.  Notwithstanding the partial or total destruction of any of the Premises, there shall be no abatement of rent or of any other obligation of Tenant hereunder by reason of such damage or destruction.

ARTICLE 15
EMINENT DOMAIN

15.01       Total Taking.  If any of the Premises are taken in their entirety under the power of eminent domain, this Lease shall terminate with respect to such taken Premises as of the date of such taking, and upon Tenant’s payment to Landlord of all rents and other amounts accruing hereunder through such date, Landlord and Tenant shall each thereafter be released from accruing any further liability under this Lease with respect to the Premises so taken subject to the rights of Landlord and Tenant to receive condemnation awards to which each is entitled as provided in Section 15.03, and except as to obligations under this Lease which survive the termination hereof.  Upon any such taking, the Annual Rent shall be adjusted pursuant to Section 15.05 below.

15.02       Partial Taking.  In the event that (a) more than twenty-five percent (25%) of the floor area of any of the Premises is taken under the power of eminent domain; or (b) by reason of any appropriation or taking, regardless of the amount so taken, the remainder of any of the Premises is not one undivided parcel of property; or (c) as a result of any taking, regardless of the amount so taken, the remainder of any of the Premises is rendered unsuitable for the continued operation of Tenant’s business as determined by Tenant in good faith and based on commercially reasonable standards and criteria, Tenant shall have the right, in addition to its rights under Article 24, to terminate this Lease with respect to such taken Premises, upon giving notice in writing of such election within sixty (60) days after receipt by Tenant from Landlord of written notice that said Premises have been so appropriated or taken (with the understanding that such period of time may be extended as reasonably necessary for Tenant to assess the effect of such partial taking on Tenant’s continued operation of its business at the Premises, subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld) provided Tenant shall continue to pay Annual Rent and other amounts accruing hereunder through the date of termination.  In the event of such termination, upon Tenant’s payment to Landlord of all rents and other amounts accruing hereunder through such date and in connection with such termination as set forth herein, both Landlord and Tenant shall thereupon be released from any liability thereafter accruing hereunder, except as to obligations hereunder which survive the termination hereof and the Annual Rent shall be adjusted as set forth in Section 15.05 below.  Each Party agrees immediately after learning of any actual or contemplated appropriation or taking to give to the other party notice in writing thereof.  If this Lease is not terminated, Tenant shall remain in that portion of the Premises not so taken and Tenant, at Tenant’s sole cost and expense, shall restore the remaining portion of the Premises as soon as possible to a complete unit of the quality and character as existed prior to such taking.  Landlord agrees to reimburse Tenant for the cost of restoration, but in no event shall Landlord’s obligation to reimburse Tenant for the cost of restoring the remaining portion of the Premises exceed the amount of award of compensation that Landlord receives for a partial taking of that portion of the Premises resulting in the need for restoration.  So long as this Lease is not terminated in the manner provided above, there shall be an adjustment of the Annual Rent payable by Tenant hereunder for the Premises by reason of any partial taking as set forth in Section 15.05 below.  Tenant hereby waives any statutory rights of termination which may arise by reason of any partial taking of any of the Premises under the power of eminent domain.

15.03       Award.  In the event of any taking, the entire award or compensation in any eminent domain proceeding affecting the Premises, whether awarded to Tenant or Landlord for a total or partial taking and subject to the remaining provisions of this Section 15.03,, shall be distributed to Landlord, provided, however, that in all instances Tenant will be entitled to receive, and Landlord will have no right to pursue for itself, any award for claims based on (a) the value of Tenant’s Alterations to the Premises which Tenant has the right to remove pursuant to the provisions of this Lease but elects not to remove, (b) loss of or damage to Tenant’s personal property, (c) loss to Tenant because of interruption of business, (d) Tenant’s loss of goodwill, and (e) Tenant’s cost of removal and relocation and any rent differential payable by Tenant for replacement premises as a result of any relocation necessitated by the taking (collectively, the “Tenant Award”).  Landlord and Tenant may separately pursue their claims against the condemning authority, provided, however, that notwithstanding anything to the contrary contained in this Lease, Tenant will have no right to pursue a claim based upon the residual value of the real property comprising the Premises after expiration of the Lease Term or pursue claims or retain any award to which Landlord is entitled so as inequitably to diminish Landlord’s award.  Landlord and Tenant shall cooperate to maximize the award payable by the condemning authority.  Tenant hereby assigns to Landlord all rights of Tenant to receive any award of compensation as a result of any taking except the Tenant Award. In the event that Tenant elects to terminate this Lease with respect to any of the Premises pursuant to Section 15.01, and after the application of the proceeds of such condemnation action award (excluding any Tenant Award) and payment of all fees and expenses set forth in Section 15.05, Landlord shall, to the extent that there are any excess net condemnation award proceeds, pay to Tenant fifty percent (50%) of any such excess net condemnation award proceeds. In the event that Tenant elects to terminate this Lease with respect to any of the Premises pursuant to Section 15.02, and after the application of the proceeds of such condemnation action award (excluding any Tenant Award) and payment of all fees and expenses set forth in Section 15.05, then (i) Landlord shall, to the extent that there are any excess net condemnation award proceeds, pay to Tenant fifty percent (50%) of any such excess net condemnation award proceeds and (ii) Landlord shall sell or otherwise transfer the Premises, which sale or transfer shall be pursued diligently by Landlord, which were the subject of such taking and, after the payment of all costs and expenses of Landlord in connection with holding, preparing for sale and selling such Premises from the proceeds of such sale, Landlord shall pay to Tenant fifty percent (50%) of any remaining sale proceeds.

15.04       Transfer Under Threat of Taking.  For the purposes of this Article only, a voluntary sale or conveyance under threat and in lieu of condemnation shall be deemed an appropriation or taking under the power of eminent domain.

15.05       Adjustment of Annual Rent in connection with Takings.

(a)           In the event that Tenant elects to terminate this Lease with respect to any of the Premises pursuant to Section 15.01 or 15.02, upon receipt by Landlord of funds from the condemnation action award pursuant to Section 15.03 plus funds from Tenant in the total amount equal to the sum of (i) the loan balance allocated to the Premises which are the subject of such termination at the time of such termination as set forth on the applicable Financing Schedule (defined below), (ii) any prepayment penalties or premiums and/or defeasance costs required to be paid by Landlord under any Financing Documents (defined below) in connection with such termination and (iii) all reasonable costs and expenses of Landlord in connection with such termination, including, reasonable attorneys’ fees, the Annual Rent hereunder shall be reduced by the amount of the then current Annual Rent allocated to the Premises which are the subject of such termination.

(b)           In the event that the Lease with respect to any of the Premises is not terminated pursuant to Section 15.02, upon receipt by Landlord of funds from the condemnation action award pursuant to Section 15.03 plus funds from Tenant in the total amount equal to the sum of (i) the loan balance allocated to the Premises which are the subject of such condemnation at the time of such condemnation as set forth on the applicable Financing Schedule, (ii) any prepayment penalties or premiums and/or defeasance costs required to be paid by Landlord under any Financing Documents in connection with such condemnation and (iii) all reasonable costs and expenses of Landlord in connection with such condemnation, including, reasonable attorneys’ fees and expenses, less the costs to restore the affected Premises, the Annual Rent hereunder shall be reduced by an amount equal to the product of (i) the percentage of the Premises so taken multiplied by (ii) the then current Annual Rent allocated to the Premises which are the subject of such condemnation; provided, however, that said Annual Rent shall not be reduced below an amount which bears the same ratio to the annual scheduled payments of principal and interest due by Landlord under the Financing Documents with respect to the portion of the loan which is not prepaid or defeased with the proceeds of said condemnation received by Landlord as the ratio between the Annual Rent before such reduction bears to the total annual scheduled payments of principal and interest payable under such Financing Documents prior to such prepayment or defeasance.

In connection with any loan, mortgage or other debt obtained by Landlord that is to be secured by Landlord’s interest in the Premises or this Lease, Landlord shall deliver to Tenant concurrently with the closing of any such transaction a schedule (a “Financing Schedule”) containing (i) an allocation of the original loan balance to each of the Premises, and (ii) an amortization schedule of such loan with respect to each of the Premises and the corresponding loan balance allocation.  As used herein, the term “Financing Documents” shall mean any mortgage or deed of trust or other document evidencing or securing a loan or loans to Landlord secured by Landlord’s interest in the Premises or this Lease.

ARTICLE 16
ASSIGNMENT AND SUBLETTING

16.01       Landlord’s Consent Required.  For purposes of this Article 16, the terms “assign” and “assignment” shall include and mean any act attempting to, or document purporting to, assign, transfer, sublet, change ownership of Tenant’s interest in and to any of the Premises or any part thereof, or enter into license or concession agreements for a material portion of any of the Premises or any part thereof.  Tenant shall not assign this Lease or Tenant’s interest in and to the Premises without obtaining the prior written consent of Landlord, such consent not to be unreasonably withheld.  Any attempted assignment without such consent shall be void, and shall constitute a breach of this Lease.  Notwithstanding the foregoing, Tenant may at any time encumber its leasehold interest, by deed of trust, mortgage, assignment, or other security agreement, without the consent of Landlord, but no such encumbrance will constitute a lien on Landlord’s estate.

16.02       Assumption of Obligations.  Any assignment to which Landlord has consented shall be evidenced by an instrument in writing and any assignee or transferee shall agree for the benefit of Landlord to be bound by, assume, and perform all of the terms, covenants, and conditions of this Lease.  Consent by Landlord to any assignment shall not constitute consent to any subsequent assignment.

16.03       Assignment to Affiliate.  Notwithstanding anything to the contrary contained in this Article 16, Tenant shall have the right to assign this Lease, or sublet the Premises or any portion thereof, without the consent of, but with notice to, Landlord, to any corporation (a) with which Tenant may merge or consolidate, (b) which is a parent or subsidiary of Tenant at any tier, (c) which is the successor corporation to Tenant in the event of a corporate reorganization, or (d) which acquires all or substantially all of the voting stock of Tenant or all or substantially all of the assets of Tenant, provided that said assignee assumes, in full, the obligations of Tenant under this Lease and Tenant remains primarily liable under this Lease.  In addition, nothing contained herein shall prohibit the public offering of or subsequent sale of shares of stock in Tenant in the public markets.

16.04       No Release of Tenant.  Regardless of Landlord’s consent, no assignment shall release Tenant of Tenant’s obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder.  The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof.  Consent to one assignment shall not be deemed consent to any subsequent assignment.  In the event of default by any assignee of Tenant or any successor to Tenant, in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee.  Landlord may consent to subsequent assignments of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease, provided that Tenant shall not be liable to the extent of amendments or modifications made to this Lease, with assignees not affiliated with Tenant without Tenant’s consent, which consent shall not be unreasonably withheld, which materially increase Tenant’s monetary obligations under this Lease (such as an increase in the Annual Rent payable hereunder or extension of the Lease Term beyond the original term hereof and any renewal options hereunder).

ARTICLE 17
DEFAULT; REMEDIES

17.01       Default.  The occurrence of any one or more of the following events shall constitute a material default under this Lease by Tenant:

(a)           The vacating or abandonment of the Premises by Tenant.

(b)           The failure by Tenant to make any payment when due of Annual Rent, Impositions or any other payment required to be made by Tenant hereunder, where such failure shall continue for a period of ten (10) days after written notice from Landlord.

(c)           Except as otherwise provided in this Lease, the failure by Tenant to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Tenant, other than described in subparagraph (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30)-day period and thereafter diligently and in good faith prosecutes such cure to completion.

(d)           (i) The making by Tenant of any general arrangement or general assignment for the benefit of creditors; (ii) Tenant becomes a “debtor” as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or (iv) the attachment, execution, or other judicial seizure of substantially all of Tenant’s assets or of Tenant’s interest in this Lease, where such seizure is not discharged within sixty (60) days.  In the event that any provision of this Section 17.01(d) is contrary to any applicable Law, such provision shall be of no force or effect.

(e)           The breach of any representation or warranty by Tenant hereunder in any material respect.

(f)            The default, breach or insolvency of any guarantor of this Lease beyond any applicable notice and/or grace period under its guarantee.

(g)           At Landlord’s option, a default by Tenant under that certain Amended and Restated Master Lease of even date herewith by and between Tenant and ARG Properties I, LLC, a California limited liability company; provided, however, that this Section 17.01(g) shall terminate and be of no force and effect if (i) forty-nine percent (49%) or more of the beneficial ownership interest in Landlord shall be sold or otherwise transferred or (ii) a sale or transfer of less than forty-nine percent (49%) of the beneficial ownership interest in Landlord shall occur and such sale or transfer shall cause a reassessment or revaluation of the Premises for purposes of any ad valorem or other property tax.

17.02       Remedies.  In the event of any such material default by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default:

(a)           Terminate Tenant’s right to possession of any of the Premises by any lawful means, in which case this Lease shall terminate as to such Premises and Tenant shall immediately surrender possession of the Premises to Landlord.  In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default including, but not limited to, the cost of recovering possession of the Premises, expenses of reletting, including reasonable and necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and any real estate commission actually paid; and the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such unpaid rent for the same period that Tenant proves could be reasonably avoided.

(b)           Maintain Tenant’s right to possession of any of the Premises by any lawful means, in which case this Lease and the term hereof shall continue in effect with respect to such Premises whether or not Tenant shall have vacated or abandoned such Premises.  In such event Landlord shall be entitled to enforce all of Landlord’s rights and remedies under the Lease with respect to such Premises, including the right to recover the rent as it becomes due hereunder.

(c)           Pursue any other remedy now or hereafter available to Landlord under the Laws of the jurisdiction where the Premises are located.

(d)           To the extent permitted by applicable Law, the rights and provided remedies under this Lease shall be cumulative, and the exercise of any one right or remedy shall not preclude the exercise of or act as a waiver of any other right or remedy of Landlord hereunder, or which may be existing at law, or in equity or by statute or otherwise.

(e)           In addition to the foregoing, Tenant, and its successors and assigns, shall at all times indemnify Landlord for, defend Landlord against and save Landlord harmless from any liability, loss, cost, injury, damage or other expense or risk (including, without limitation, reasonable attorney’s fees) whatsoever, directly or indirectly, arising out of, resulting from or otherwise in connection with (i) the failure for any reason on the part of Tenant to perform, observe or comply with any of the covenants, conditions and obligations under this Lease to be performed, observed or complied with by Tenant, and/or (ii) the failure for any reason of any representation or warranty given by Tenant in connection with the execution of this Lease by Landlord to be materially true, complete and accurate.

17.03       Administrative Fee.  Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder may cause Landlord to incur administrative costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.  Such administrative costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any superior lease, mortgage or trust deed covering the Premises.  Accordingly, if any installment of rent or any other sum due from Tenant is not received by Landlord or Landlord’s designee within ten (10) days after written notice from Landlord, then, without any requirement for further notice to Tenant, Tenant shall pay to Landlord an administrative fee equal to the Bank of America, NT & SA, reference rate plus four percent (4%) per annum (but in no event higher than the maximum rate permitted by Law) multiplied by such overdue amount from the date such overdue amount was due until paid (the “Administrative Fee”).  The parties hereby agree that such Administrative Fee represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant.  Acceptance of such Administrative Fee by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

17.04       Default by Landlord.  Landlord will commit a default if Landlord fails to perform any provision of this Lease required of it and the failure is not cured within 30 days after notice has been given to Landlord.  If, however, the failure cannot reasonably be cured within the cure period, Landlord will not be in default of this Lease if Landlord commences to cure the failure within the cure period and diligently and in good faith continues to cure the failure.  Notices given under this Section 17.04 will specify the alleged breach and the applicable Lease provisions.  Tenant may, after expiration of the cure period unless there is an emergency, correct or remedy any failure of Landlord not timely cured and deduct the reasonable cost paid by Tenant from future rent as it becomes due.

17.05       Mitigation.  Landlord and Tenant will each exercise best efforts to mitigate the damages caused by the other party’s breach of this Lease.  Efforts to mitigate damages will not be construed as a waiver of the nonbreaching party’s right to recover damages.

17.06       Lender’s Right to Cure.  The respective lenders of each party will have the right, in the party’s behalf, to cure the party’s alleged breach within the same time period allocated under this Lease, Landlord shall upon written request from Tenant provide copies of any notices of default given to Tenant hereunder to lenders of Tenant as specified in such written request, provided, however, that Landlord shall not be deemed to be in default hereunder if Landlord fails to provide any such notices to any of Tenant’s lenders nor shall any such failure relieve Tenant from any liability hereunder or affect any of Landlord’s rights or remedies hereunder.

ARTICLE 18
SUBORDINATION

At Landlord’s option, this Lease shall be subordinate to any superior lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon any of the Premises and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements, and extensions thereof, provided that Landlord and any mortgagee or beneficiary of Landlord shall execute the Subordination Agreement (as defined below) with Tenant.  In furtherance thereof, Tenant hereby agrees, upon request by Landlord, to execute and deliver a subordination, non-disturbance and attornment agreement substantially in the form attached hereto as Exhibit B (a “Subordination Agreement”) with respect to any such superior lease, mortgage, deed of trust, hypothecation, or security.

ARTICLE 19
QUIET ENJOYMENT

Subject to the terms and conditions of this Lease and conditional upon the performance of all of the provisions to be performed by Tenant hereunder, Landlord agrees to secure to Tenant during the Lease Term and any and all extensions thereof, the quiet and peaceful possession of each of the Premises and all rights and privileges appertaining thereto and under this Lease.

ARTICLE 20
REPRESENTATIONS AND WARRANTIES

20.01       Representations and Warranties.  To induce Landlord to enter into this Lease, Tenant represents and warrants to Landlord and any mortgagee or beneficiary of Landlord as follows:

(a)           It is a corporation duly organized and validly existing, in good standing under the laws of California, has stock outstanding which has been duly and validly issued, and is qualified to do business and is in good standing in the jurisdiction in which any of the Premises are located with full power and authority to consummate the transactions contemplated hereby.

(b)           The execution and delivery of this Lease has been duly authorized by all action as may be required under the terms and provisions of its governing instruments and the laws of the jurisdiction where each of the Premises is located; this Lease will not violate or result in any breach of, or constitute a default under, or result in the creation of any lien, encumbrance, attachment, charge or other right or claim of any other party upon any assets of Tenant or upon Tenant’s beneficiary interest under the terms of this Lease pursuant to any instrument or applicable Laws to which Tenant is a party or by which it may be bound or create in favor of or grant to any third party any interest whatsoever in Tenant’s interest under the terms of this Lease; this Lease is valid and enforceable in accordance with its terms, and the execution and delivery of this Lease, and the consummation of the transactions contemplated hereby, do not require the approval or consent of any governmental authority having jurisdiction over Tenant or its property, or if such approval or consent is required, it has been obtained.

(c)           Tenant’s financial statements and, if applicable, the guarantors’ financial statements heretofore delivered to Landlord are true and correct in all material respects, have been prepared in accordance with generally accepted accounting principles, and fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof.  No materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof.

(d)           There are no actions, suits or proceedings pending, or to the best of Tenant’s knowledge, threatened, against or affecting it or any of the Premises or any guarantor of this Lease, or involving the validity or enforceability of this Lease, at law or in equity, or before or by any governmental authority except actions, suits and proceedings fully covered by insurance or which, if adversely determined, would not materially impair the ability of Tenant or any guarantor of this Lease to satisfy their obligations under this Lease or any guarantee of this Lease.

(e)           Tenant is not in default under any obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of any rent under any lease agreement, which, either individually or in the aggregate, would adversely affect the financial condition of Tenant, or the ability of Tenant to perform its obligations hereunder, or comply with the terms of this Lease.

ARTICLE 21
SURRENDER OF PREMISES

Except for changes resulting from eminent domain proceedings, at the expiration or sooner termination of the Lease Term, Tenant shall surrender the Premises in good and clean condition, reasonable wear and tear excepted, and shall surrender all keys for each of the Premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations on locks, safes and vaults, if any, in each of the Premises.  Tenant shall at such time remove all of Tenant’s property, as well as any alterations or improvements other than permitted Alterations made in accordance with Article 12, if requested to do so by Landlord, and shall repair any damage to any of the Premises caused thereby, and any or all of such property not so removed shall, at Landlord’s option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant’s cost and expense, without further notice to or demand upon Tenant.  If any of the Premises are not so surrendered, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering such Premises including, without limitation, any claims made by any succeeding occupant founded on such delay.  Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of the Lease Term with respect to all or any of the Premises.

ARTICLE 22
BANKRUPTCY OR INSOLVENCY

22.01       Bankruptcy or Insolvency.  Subject to applicable Law, Landlord and Tenant acknowledge and agree that (i) the provisions of this Section 22.01 shall control notwithstanding anything to the contrary contained in this Lease, and (ii) with respect to the rights of Tenant and Landlord in any bankruptcy or insolvency proceeding relating to Tenant, this Lease shall be interpreted as if each of the Premises were subject to a separate lease on terms and conditions identical to those set forth in this Lease and the Annual Rent allocable to the Premises covered by each separate lease and each such separate lease providing that a default under any such separate lease constitutes a default under all other such separate leases.

(a)           In the event that Tenant shall become a debtor under Chapter 7 of the Bankruptcy Reform Act of 1978, 11 U.S.C. 1 et seq (“Bankruptcy Code”), and Tenant’s trustee or Tenant shall elect to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may be made only if the provisions of this Section 22.01 are satisfied.  If Tenant or Tenant’s trustee shall fail to assume this Lease within sixty (60) days after the entry of an order for relief, this Lease shall be deemed to have been rejected.  Immediately thereupon Landlord shall be entitled to possession of each of the Premises without further obligation to Tenant or Tenant’s trustee and this Lease, upon the election of Landlord, shall terminate, but Landlord’s right to be compensated for damages shall survive, whether or not this Lease shall be terminated.

(b)           In the event that a voluntary petition for reorganization is filed by Tenant, or an involuntary petition is filed against Tenant under Chapter 11 of the Bankruptcy Code, or in the event of the entry of an order for relief under Chapter 7 in a case which is then transferred to Chapter 11, Tenant’s trustee or Tenant, as debtor-in-possession, must elect to assume this Lease within sixty (60) days from the date of the filing of the petition under Chapter 11 or the transfer thereto, or Tenant’s trustee or the debtor-in-possession shall be deemed to have rejected this Lease.  Immediately thereupon Landlord shall be entitled to possession of each of the Premises without further obligation to Tenant or Tenant’s trustee and this Lease, upon the election of Landlord, shall terminate, but Landlord’s right to be compensated for damages, shall survive, whether or not this Lease shall be terminated.

(c)           No election by Tenant’s trustee or the debtor-in-possession to assume this Lease, whether under Chapter 7 or Chapter 11, shall be effective unless each of the following conditions has been satisfied:

(i)            Tenant’s trustee or the debtor-in-possession has cured all defaults under this Lease, or has provided Landlord with evidence satisfactory to Landlord that it will cure all defaults susceptible of being cured by the payment of money within ten (10) days from the date of such assumption and that it will cure all other defaults under this Lease which are susceptible of being cured by the performance of any act within thirty (30) days after the date of such assumption.

(ii)           Tenant’s trustee or the debtor-in-possession has compensated, or has provided Landlord with evidence satisfactory to Landlord that, within ten (10) days from the date of such assumption, that it will compensate Landlord for any actual pecuniary loss incurred by Landlord arising from the default of Tenant, Tenant’s trustee, or the debtor-in-possession as indicated in any statement of actual pecuniary loss sent by Landlord to Tenant’s trustee or the debtor-in-possession.

(iii)          Tenant’s trustee or the debtor-in-possession (A) has provided Landlord with “Assurance”, as hereinbelow defined, of the future performance of each of the obligations under this Lease of Tenant, Tenant’s trustee, or the debtor-in-possession, and (B) shall, in addition to any other security deposits held by Landlord, deposit with Landlord, as security for the timely payment of Annual Rent and for the performance of all other obligations of Tenant under this Lease, an amount equal to three (3) monthly installments of Annual Rent (at the rate then payable), and (C) pay in advance to Landlord on the date each installment of Annual Rent is due and payable, one-twelfth of Tenant’s annual obligations for Impositions to be made by Tenant pursuant to this Lease.  The obligations imposed upon Tenant’s trustee or the debtor-in-possession by this Section 22.01 shall continue with respect to Tenant or any assignee of this Lease, after the conclusion of proceedings under the Bankruptcy Code.

(iv)          Such assumption will not breach or cause a default under any provision of any other lease, mortgage, financing agreement or other agreement by which Landlord is bound, relating to the Premises.

(d)           For purposes of Section 22.01(c)(iii) hereof, Landlord and Tenant shall acknowledge that “Assurance” shall mean no less than:

(i)            Tenant’s trustee or the debtor-in-possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease; and

(ii)           To secure to Landlord the obligations of Tenant, Tenant’s trustee or the debtor-in-possession and to assure the ability of Tenant, Tenant’s trustee or the debtor-in-possession to cure the defaults under this Lease, monetary and/or nonmonetary, there shall have been: (A) sufficient cash deposited with Landlord, or (B) the bankruptcy court shall have entered an order segregating sufficient cash payable to Landlord, and/or (C) Tenant’s trustee or the debtor-in-possession shall have granted to Landlord a valid and perfected first lien and security interest and/or mortgage in property of Tenant, Tenant’s trustee or the debtor-in-possession, acceptable as to value and kind to Landlord.

(e)           In the event that this Lease is assumed in accordance with Section 22.01(b) hereof and thereafter Tenant is liquidated or files, or has filed against it, a subsequent petition under any provision of the Bankruptcy Code or any similar statute for relief of debtors, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder, by giving Tenant notice of its election to so terminate within thirty (30) days after the occurrence of either of such events.

(f)            If Tenant’s trustee or the debtor-in-possession has assumed this Lease pursuant to the terms and provisions of this Section 22.01 for the purpose of assigning (or elects to assign) this Lease, this Lease may be so assigned only if the proposed assignee has provided adequate assurance of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant.  Landlord shall be entitled to receive all consideration for such assignment, whether cash or otherwise.  As used in this Section 22.01(f) “adequate assurance of future performance” shall mean at least that clauses (B) and (C) of Section 22.01(c)(iii)hereof and each of the following conditions, has been satisfied:

(i)            The proposed assignee has furnished Landlord with a current financial statement audited by a certified public accountant determined in accordance with generally accepted accounting principles consistently applied indicating a credit rating, net worth and working capital in amounts which Landlord reasonably determines to be sufficient to assure the future performance of such assignee of Tenant’s obligations under this Lease, but in no event indicating a net worth less than the net worth of the Tenant and any guarantors of this Lease, on the date of execution hereof.

(ii)           Such assignment will not breach or cause a default under any provision of any other lease, mortgage, financing agreement or other agreement by which Landlord is bound, relating to the Premises.

(iii)          The proposed assignment will not release or impair any guarantee under this Lease.

(g)           When, pursuant to the Bankruptcy Code, Tenant’s trustee or the debtor-in-possession shall be obligated to pay reasonable use and occupancy charges for the use of the Premises, such charges shall not be less than the Annual Rent and all additional rent payable by

Tenant under this Lease and shall be paid at the times and when due as though such charges were Annual Rent and additional rent.

(h)           Anything in this Lease to the contrary notwithstanding, neither the whole nor any portion of Tenant’s interest in this Lease or its estate in the Premises shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other similar person or entity, or otherwise by operation of law under the Bankruptcy Code or any similar federal statute now or hereinafter enacted, or under the laws of any state, district or municipality having jurisdiction of the person or property of Tenant unless Landlord shall have consented to such transfer in writing.  No acceptance by Landlord of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to constitute such consent by Landlord nor shall it be deemed a waiver of Landlord’s right to terminate this Lease for any transfer of Tenant’s interest under this Lease without such consent.

ARTICLE 23
HAZARDOUS MATERIALS

23.01       Representations and Warranties.  Notwithstanding anything to the contrary which may be contained in this Lease, Tenant represents, warrants and covenants to Landlord and any mortgagee or beneficiary of Landlord as follows:

(a)           To the best of Tenant’s Knowledge (as defined below), except as set forth in the environmental and engineering reports for the Premises previously delivered by Tenant or its affiliates to Landlord and any environmental and engineering reports for the Premises prepared by Landlord in connection herewith (collectively, the “Reports”), there are no and have been no violations of the Relevant Environmental Laws (as hereinafter defined) respecting any of the Premises and no consent orders have been entered with respect thereto, except where noncompliance could not reasonably be expected to have a materially adverse effect on the value or the use or operation of the Premises for its intended purpose or the ability of Tenant to perform its obligations under this Lease (a “Material Adverse Effect”).

(b)           To the best of Tenant’s Knowledge and except as set forth in the Reports, there are no and have been no Hazardous Wastes (as hereinafter defined) or Asbestos (as hereinafter defined) either at, upon, under or within, or discharged or emitted at or from, any of the Premises, including, but not limited to, the air, soil, surface, and ground water; no Hazardous Wastes or Asbestos have flowed, blown or otherwise become present at any of the Premises from neighboring land; and no Hazardous Wastes or Asbestos have been removed from any of the Premises other than those Hazardous Wastes or Asbestos which are used and/or incidental to the ordinary course of Tenant’s business provided that the same are used, stored, handled and disposed of in accordance with all Relevant Environmental Laws and all other applicable Laws, industry standards and manufacturers specifications.

(c)           None of the Premises will be used for the purpose of storing Hazardous Wastes, and no such storage or use will otherwise be allowed on any of the Premises which will cause or increase the likelihood of causing the release of Hazardous Wastes onto any of the Premises other than those Hazardous Wastes which are used and/or incidental to the ordinary course of Tenant’s business provided that the same are used, stored, handled and disposed of in accordance with all Relevant Environmental Laws and all other applicable Laws, industry standards and manufacturers specifications.  Neither Tenant, nor to the best of Tenant’s Knowledge and except as set forth in the Reports any third party, has installed, used or removed any storage tanks on, from or in connection with the Premises except in full compliance with all Relevant Environmental Laws, and to the best of Tenant’s Knowledge, there are no storage tanks or wells (whether existing or abandoned) located on, under or about the Premises.  To the best of Tenant’s Knowledge, except as set forth in the Reports, the Property does not consist of any building materials that contain Hazardous Wastes or Asbestos.

(d)           Tenant is not aware of any claims or litigation, and has not received any communication from any person (including any governmental authority), concerning the presence or possible presence of Hazardous Wastes or Asbestos at or adjacent to any of the Premises or concerning any violation or alleged violation of the Relevant Environmental Laws respecting any of the Premises.  Tenant shall promptly notify Landlord of any such claims and shall furnish Landlord with a copy of any such communications received by Tenant.

(e)           Tenant shall notify Landlord promptly and in reasonable detail in the event that Tenant becomes aware of or suspects the presence of Hazardous Wastes or Asbestos (other than those Hazardous Wastes or Asbestos which are used and/or incidental to the ordinary course of Tenant’s business provided that the same are used, stored, handled and disposed of in accordance with all Relevant Environmental Laws and all other applicable Laws, industry standards and manufacturers specifications) or a violation of the Relevant Environmental Laws, at or adjacent to any of the Premises.

(f)            Tenant shall ensure that the Premises complies and continues to comply in all respects with all Relevant Environmental Laws.

(g)           If the Premises or any part thereof are used or maintained so as to subject Tenant, Landlord or any mortgagee or beneficiary of Landlord or the user of any of the Premises to a claim of violation of the Relevant Environmental Laws (unless contested in good faith by appropriate proceedings), Tenant shall immediately cease or cause a cessation of such use or operations and shall remedy and fully cure any conditions arising therefrom, at its own cost and expense.

(h)           Upon Landlord’s reasonable belief that there is a material breach of one of the environmental representations or warranties set forth above, Tenant shall permit Landlord, at its option, at any time upon five (5) days’ prior written notice to Tenant, to cause or conduct a complete environmental audit to be performed.  The audit shall be at Tenant’s sole cost and expense.

23.02       Definitions.

(a)           The “Relevant Environmental Laws,” as referred to herein, shall mean all applicable federal, state and local laws, rules, regulations, orders, judicial determinations, and decisions or determinations by any judicial, legislative or executive body of any governmental or quasi-governmental entity, whether in the past, the present or the future, with respect to: (A) the installation, existence, or removal of, or exposure to, Asbestos on any of the Premises; (B) the existence on, discharge from, or removal from any of the Premises of Hazardous Wastes; or (C) the effects on the environment of any of the Premises or of any activity now, previously, or hereafter conducted on any of the Premises.  The Relevant Environmental Laws shall include, but not be limited to, the following: (1) the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sections 9601 et seq.; the Superfund Amendments and Reauthorization Act, Public Law 99-499, 100 Stat. 1613; the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq.; the National Environmental Policy Act, 42 U.S.C. Section 4321; the Safe Drinking Water Act, 42 U.S.C. Sections 300F et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801; the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 et seq.; the Clean Air Act, 42 U.S.C. Sections 7401 et seq.; and the regulations promulgated in connection therewith; (2) Environmental Protection Agency regulations pertaining to Asbestos (including 40 C.F.R. Part 61, Subpart M); Occupational Safety and Health Administration regulations pertaining to Asbestos (including 29 C.F.R. Sections 1910. 1001 and 1926.58); as each may now or hereafter be amended; and (3) any other federal, state and local laws and regulations pertaining to Hazardous Wastes and/or Asbestos;

(b)            “Asbestos,” as referred to herein, shall have the meanings provided under the Relevant Environmental Laws, and shall include, but not be limited to, asbestos fibers and friable asbestos, as such terms are defined under the, Relevant Environmental Laws; and

(c)            “Hazardous Wastes,” as referred to herein, shall mean any of the following as defined by the Relevant Environmental Laws: solid wastes; petroleum and petroleum derivatives; natural or synthetic gas; radon gas; toxic or hazardous substances, wastes, pollutants or contaminants (including, but not limited to, polychlorinated biphenyls (“PCB’s”, paint containing lead, and urea formaldehyde); and discharges of sewage or effluent.

(d)            “Knowledge” shall mean the actual knowledge of any executive officer after due inquiry of property management.

23.03       Tenant’s Obligation. At its sole cost and expense, Tenant shall:

(a)           Pay immediately when due the cost of compliance with the Relevant Environmental Laws.

(b)           Keep each of the Premises free of any lien imposed pursuant to the Relevant Environmental Laws.

23.04       Landlord Options.  In the event that Tenant fails to comply with the requirements of this Article 23, after notice to Tenant and the earlier of the expiration of any applicable cure period hereunder, or the expiration of the cure period permitted under the Relevant Environmental Laws, if any, or such earlier time if Landlord determines that life, person or property is in jeopardy, Landlord may, but shall not be obligated to, exercise its right to do one or more of the following: (a) declare that such failure constitutes a default; and/or (b) take any and all actions, at Tenant’s expense, that Landlord reasonably deems necessary or desirable to cure said failure of compliance.  Any costs incurred pursuant to this Section 23.04 shall become immediately due and payable by Tenant together with the applicable Administrative Fee, and shall be paid or reimbursed to Landlord promptly upon written notice from Landlord.

23.05       Indemnity.  Landlord shall not be liable for and Tenant shall immediately pay to Landlord when incurred and shall indemnify, defend and hold Landlord and any mortgagee or beneficiary of Landlord harmless from and against, all loss, cost, liability, damage and expense (including, but not limited to, attorneys’ fees and costs incurred in the investigation, defense and settlement of claims) that Landlord or any mortgagee or beneficiary of Landlord may suffer or incur as a result of or in connection in any way with any Asbestos or Hazardous Wastes now or hereafter present, discharged, released, generated, disposed, transported or emitted to, from, in on or under any of the Premises or in connection with any violation of any of the Relevant Environmental Laws, or any environmental assessment or study from time to time undertaken or requested by Tenant or Landlord, or any breach of any representation, covenant or undertaking by Tenant herein.

23.06       Survival.  The provisions of this Article 23 shall survive the expiration or termination of the Lease Term.

ARTICLE 24
SUBSTITUTE PREMISES

Tenant shall have the right, from time to time, to substitute a property for any one of the Premises (collectively, “Substitute Premises”) on the terms and conditions set forth below provided that Tenant, at Tenant’s sole cost and expense (except with respect to costs and expenses relating to Clauses (xiii), (xiv) and (xv), which shall be borne by Landlord and for which Landlord shall be required to provide satisfactory evidence to Landlord’s Mortgagee (defined below) of Landlord’s ability to pay such costs as a condition to such substitution, failure of which shall not constitute a default by Landlord under this Lease, but shall give Tenant the option to pay for such costs and expenses and if so paid by Tenant, Tenant shall have the right to offset on the next Increase Date (and on subsequent Annual Rent payment dates if necessary) any amount so paid plus interest at the rate set forth in Section 17.03 only from the amount by which the Annual Rent  is increased on such Increase Date pursuant to Section 6.02), delivers to Landlord and any mortgagee or beneficiary of Landlord (“Landlord’s Mortgagee”) all of the following:

(i)            Written notice of Tenant’s election to provide a Substitute Premises (a “Substitution Notice”) at least sixty (60) days  prior to the date on which the substitution transaction is to close (the “Substitution Date”).  Such Substitution Notice shall identify the Substitute Premises, the Premises for which the Substitute Premises is offered as a substitute and the scheduled Substitution Date;

(ii)           On or prior to the date that is twenty (20) days prior to the Substitution Date, an appraisal by an independent appraisal firm which is a member of the American Institute of Real Estate Appraisers of the National Association of Realtors, with at least ten years’ experience in the valuation of commercial real estate in the metropolitan area in which the Substitute Premises is located and otherwise who is reasonably acceptable to the Landlord and the Landlord’s Mortgagee (x) indicating that the fair market value of the Substitute Premises (taking into account utility and the remaining useful life of the land and improvements as if encumbered by this Lease and as vacant assuming a use comparable to Tenant’s use of the Premises) (the

“Substitute Premises Value”) is not less than the fair market value of the Premises (taking into account utility and the remaining useful life of the land and improvements constituting the Premises as encumbered by this Lease and as vacant assuming a use comparable to Tenant’s use of the Premises) for which the Substitute Premises is offered as a substitute (the “Premises Value”) and (y) otherwise reasonably satisfactory in all respects to the Landlord and the Landlord’s Mortgagee.  In the event that the Substitute Premises Value is less than the Premises Value, provided that such differential in value does not exceed ten percent (10%) of the Premises Value and further provided that all other requirements of this Article 24 are satisfied, Tenant shall deposit with Landlord’s Mortgagee, as additional collateral for Landlord’s Mortgagee’s loan to Landlord, funds in an amount equal to the difference between the Substitute Premises Value and the Premises Value (an “Appraisal Shortfall Deposit”) and the requirement in (x) above shall be deemed satisfied.  Upon the full satisfaction of the Landlord’s Mortgagee’s loan, any Appraisal Shortfall Deposit shall be returned by Landlord’s Mortgagee to Tenant;

(iii)          Special warranty deed (or the approximate local equivalent) in form and substance satisfactory to the Landlord and the Landlord’s Mortgagee, duly executed and acknowledged by the Tenant, conveying to the Landlord good and marketable fee simple title to the land and improvements constituting the Substitute Premises, subject only to liens and matters of record which are reasonably approved by Landlord and Landlord’s Mortgagee;

(iv)          An amendment to this Lease duly executed by the Tenant providing for the lease of the Substitute Premises by the Landlord to the Tenant upon all of the terms and conditions set forth in this Lease, except that the term shall be equal to the then remaining term under this Lease, and the Annual Rent for all of the Premises (including the Substitute Premises and excluding the Premises for which the Substitute Premises is a substitute) shall be equal to the Annual Rent under this Lease immediately prior to the substitution;

(v)           A memorandum of lease (or the approximate local equivalent) with respect to the Substitute Premises, duly executed and acknowledged by the Tenant and in proper form for recording;

(vi)          Such amendments, supplements and/or confirmations of the Guaranty and of any other related documents as the Landlord or the Landlord’s Mortgagee reasonably may require in connection with such substitution, including without limiting the generality of the foregoing, amendments, supplements and/or confirmations to any loan agreement, promissory note, mortgage or deed of trust by and between Landlord and Landlord’s Mortgagee or by Landlord in favor of Landlord’s Mortgagee (all of the documents in this Clause (vi) and in Clauses (ii) through (v) above, being referred collectively as the “Substitution Documents”);

(vii)         Opinion(s) of counsel to Tenant, including local counsel in the jurisdiction in which the Substitute Premises is located, opining, subject only to reasonable and customary assumptions, exceptions and qualifications (A) that the execution and delivery by the Tenant of the Substitution Documents and the performance by the Tenant of its obligations under the Substitution Documents have been duly authorized by all necessary corporate actions on the part of the Tenant, (B) that the Substitution Documents have been validly executed and delivered by the Tenant, (C) that the Substitution Documents constitute the legal, valid and binding obligations of the Tenant enforceable against the Tenant in accordance with their respective terms, (D) that each of the Substitution Documents to be recorded or filed in the jurisdiction in which the Substitute Premises is located is in proper form for recording or filing in the appropriate land records or in the appropriate filing office, as the case may be, in such jurisdiction and, when recorded or filed, as the case may be, will be effective (x) to validly transfer legal fee title in the Substitute Premises to the Landlord, (y) to create a valid leasehold estate in the Substitute Premises in favor of the Tenant and (z) to create a valid and perfected mortgage lien on the Substitute Premises in favor of the Landlord’s Mortgagee, and (E) as to such other matters as the Landlord or the Landlord’s Mortgagee reasonably may require in connection with the Substitute Premises and the Substitution Documents;

(viii)        (A) to the Landlord’s Mortgagee, a reissued ALTA extended coverage Lender’s Policy of Title Insurance or an endorsement to the Landlord’s Mortgagee’s ALTA extended coverage Lender’s Policy of Title Insurance, as applicable, in form reasonably acceptable to the Landlord’s Mortgagee, issued by the title insurance company, its successor and/or assigns, which issued Landlord’s Mortgagee’s existing ALTA extended coverage Lender’s Policy of Title Insurance, ensuring that the lien of the mortgage or deed of trust in favor of Landlord’s Mortgagee continues to be a valid first priority mortgage lien on the Premises and is a valid first priority lien on the Substitute Premises, subject only to liens and other matters of record reasonably acceptable to Landlord’s Mortgagee and (B) to the Landlord, an ALTA extended coverage Owner’s Policy of Title Insurance, issued by a title insurance company reasonably acceptable to Landlord’s Mortgagee in an amount equal to the fair market value of the Substitute Premises, and ensuring that the Landlord has good and marketable fee simple title to the Substitute Premises, subject only to liens and other matters of record reasonably acceptable to Landlord;

(ix)           An ALTA survey of the Substitute Premises, dated no more than (90) days before the Substitution Date, certified to the Landlord, the title insurance company issuing the title insurance or title endorsement referred to in Clause (viii) above and the Landlord’s Mortgagee, by land surveyor duly registered and licensed in the state where the Substitute Premises is located and in form and substance similar to the surveys delivered in connection with the closing of the loan from Landlord’s Mortgagee to Landlord and otherwise reasonably acceptable to the Landlord and the Landlord’s Mortgagee;

(x)            A Phase I environmental study in respect of the Substitute Premises by a qualified, independent environmental consulting firm reasonably acceptable to the Landlord and the Landlord’s Mortgagee showing that the Substitute Premises is in full compliance with all applicable environmental laws or otherwise showing such manner of environmental noncompliance or risk as shall be acceptable in the reasonable discretion of the Landlord and the Landlord’s Mortgagee;

(xi)           An engineering study in respect of the Substitute Premises by a qualified, independent engineering firm reasonably acceptable to the Landlord and the Landlord’s Mortgagee, reasonably acceptable in form and substance to the Landlord and the Landlord’s Mortgagee;

(xii)          (A) evidence that Tenant has paid any and all transfer taxes, recording fees, mortgage recording taxes, intangible taxes and similar charges in connection with such substitution and (B) a commitment by the Tenant to pay all of the reasonable costs and expenses (including reasonable attorney’s fees) incurred by the Landlord and the Landlord’s Mortgagee and such other persons party to any Substitution Documents or that shall have provided services in connection with such substitution;

(xiii)         In the event that the debt of Landlord to Landlord’s Mortgagee shall have been deposited with a trust or other entity, which trust or other entity shall have sold certificates to investors evidencing an ownership interest in the assets of such trust or other entity, or securities collateralized by such debt shall have been sold to one or more investors (in either event, a “Secondary Market Transaction”), Standard & Poor’s Ratings Service (and/or any other rating agency then rating such certificates or securities) shall have confirmed in writing or Landlord’s Mortgagee has determined to its reasonable satisfaction that the substitution of the Substitute Premises for the Premises being substituted will not result in a downgrade, withdrawal or qualification of the rating then assigned to such certificates or securities;

(xiv)        If requested by Landlord’s Mortgagee, an opinion of tax counsel selected by Landlord and reasonably acceptable to the Tenant and Landlord’s Mortgagee confirming that neither the Landlord nor the Landlord’s Mortgagee will suffer or incur any adverse tax consequences in connection with the substitution;

(xv)         In the event that a Secondary Market Transaction shall have occurred, and if the debt of the Landlord to the Landlord’s Mortgagee is at such time held by a real estate mortgage investment conduit (“REMIC”) as defined in Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”) or a financial asset securitization investment trust (“FASIT”) as defined in Section 860L of the Code, an opinion of tax counsel selected by Landlord’s Mortgagee or its successor in interest confirming that such REMIC or FASIT, as the case may be, will not fail to maintain its status as a REMIC or FASIT as the result of such substitution; and

(xvi)        Such other documents, instruments, due diligence, reports and information as the Landlord or the Landlord’s Mortgagee may reasonably request, it being understood that a request for documents, instruments, due diligence, reports and information similar to that delivered at or in connection with the closing of the loan by Landlord’s Mortgagee to Landlord are deemed reasonable.

Upon the satisfaction of all of the conditions contained in Clauses (i) through (xvi) above and the payment by Tenant to Landlord of any accrued but unpaid Annual Rent and other amounts, if any, due under this Lease as of the closing date of such substitution, (x) the Landlord shall convey the Premises for which the Substitute Premises is a substitute on an “as is, where is” basis and without recourse to or warranty by the Landlord, except as to the absence of liens caused or imposed by the Landlord without the knowledge and consent of the Tenant and subject to the same disclaimers as set forth above, (y) Landlord’s Mortgagee shall reconvey or release the lien of Landlord’s Mortgagee’s mortgage or deed of trust with respect to the Premises for which such substitution is being effectuated, and (z) Tenant shall convey the Substitute Premises to the Landlord.

ARTICLE 25
GENERAL PROVISIONS

25.01       Estoppel Certificates.  Each party (“Responding Party”) shall at any time upon not less than fifteen (15) business days’ prior written notice from the other party (“Requesting Party”) execute, acknowledge, and deliver to the Requesting Party a statement reasonably satisfactory to Landlord certifying and acknowledging the following: (i) that this Lease represents the entire agreement between Landlord and Tenant, and is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Annual Rent and other charges are paid in advance, if any; and (ii) that there are not, to the Responding Party’s knowledge, any uncured defaults on the part of the Requesting Party, or specifying such defaults if any are claimed.  Any such statement may be conclusively relied upon by any prospective purchaser, mortgagee or encumbrancer of the Premises or of the business of the Requesting Party.

25.02       Severability.  The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

25.03       Entire Agreement.  It is understood that there are no oral or other written agreements or representations between the parties hereto concerning the subject matter of this Lease, and that this Lease and the Exhibits hereto supersede and cancel any and all previous negotiations, arrangements, representations, brochures, displays, projections, estimates, agreements, and understandings, if any, made by Landlord or Tenant with respect to the subject matter hereof, and none thereof shall be used to interpret, construe, supplement, or contradict this Lease.  This Lease, and the Exhibits hereto, and all amendments hereto, constitute and shall be considered to be the only agreement between the parties hereto and their representatives and agents.  All negotiations and oral agreements acceptable to both parties have been merged into and are included herein and in the Exhibits hereto.

25.04       Notices.  Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery, certified mail, return-receipt requested or by nationally recognized overnight courier service and, if given by mail or courier service, shall be deemed sufficiently given if addressed to Tenant or to Landlord, as the case may be, at the addresses noted in Article 1 hereof.  Delivery by courier will be deemed given on the date indicated in the courier’s records; delivery by certified mail will be deemed given on the date indicated on the return receipt.  Either party may by notice to the other specify a different street address for notice purposes.  A copy of all notices required or permitted to be given hereunder shall be concurrently transmitted to such party or parties at such addresses as may from time to time hereafter be designated by notice.

25.05       Waivers.  No waiver by a party of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by the other party of the same of any other provision.  Landlord’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act by Tenant.  The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

25.06       Recording.  Either Landlord or Tenant shall, upon request of the other, execute, acknowledge, and deliver to the other a “short form” memorandum of this Lease for recording purposes in each county where any of the Premises is located.  Such memorandum shall be in a form reasonably acceptable to Landlord and sufficient for Tenant to obtain a leasehold policy of title insurance based thereon.  In the event of any termination of this Lease, Tenant agrees to execute and deliver to Landlord one or more termination agreements satisfactory to Landlord, which termination agreement shall be similarly recorded.

25.07       Holding Over.  If Tenant remains in possession of the Premises or any part thereof after the expiration or termination of the Lease Term, such occupancy shall be a tenancy from month-to-month upon all the provisions of this Lease pertaining to the obligations of Tenant and Tenant shall thereby waive its rights to any additional notice to quit, but all options, if any, granted under the terms of this Lease shall be deemed terminated and be of no further force or effect.  The monthly rental during such hold-over period shall be equal to one hundred ten percent (110%) of the monthly installment of Annual Rent payable immediately prior to expiration or termination of the Lease Term.  In addition, Tenant shall continue to be obligated to pay all Impositions and other amounts required to be paid by the terms of this Lease.

25.08       Cumulative Remedies.  No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

25.09       Choice of Law  This Lease shall be governed by the laws of the State of California without regard to conflicts of laws, provided that the laws of the jurisdiction in which a particular Premises is located shall, to the extent mandated by the Laws of such jurisdiction, govern the exercise by Landlord of its remedies under this Lease with respect to such Premises.  Except as may otherwise be required by the Laws of the jurisdiction in which any of the Premises is located, the parties hereto (i) submit and consent in advance to the exclusive and in personam jurisdiction of any state or federal court located within Los Angeles County, California, in any action or suit pertaining to this Lease or to any matter arising out of or related to this Lease, (ii) waives any right to transfer or change the venue of litigation brought under this Lease, and (iii) agrees to service of process, to the extent permitted by law, by mail.

25.10       Attorneys’ Fees.  Should either party institute any action or proceeding to enforce any provision hereof or for a declaration of such party’s rights or obligations hereunder, the prevailing party shall be entitled to receive from the losing party such amounts as the court may adjudge to be reasonable attorneys’ fees for services rendered to the party prevailing in any such action or proceeding, and such fees shall be deemed to have accrued upon the commencement of such action or proceeding.

25.11       Force Majeure.  Except for payment obligations imposed pursuant to this Lease, if there is any prevention, delay, or stoppage of an act required of a party pursuant to this Lease because of strikes, lockouts, other labor disputes, material shortages, embargoes, civil unrest, governmental regulations, governmental controls, enemy or hostile governmental action, judicial order, public emergency, fire, earthquake, other Acts of God, and other causes (other than financial condition beyond the reasonable control of the party obligated to perform, performance of the act will be excused for the period of the delay.

25.12       Consent.  Whenever the consent or approval of either party is required pursuant to this Lease, such consent or approval will not be unreasonably withheld or delayed except as otherwise expressly provided herein.

25.13       Liability of Landlord.

(a)           In the event of any sale or other transfer of Landlord’s interest in any of the Premises, Landlord shall be and hereby is entirely freed and relieved of all liabilities and obligations of Landlord hereunder with respect to such Premises to the extent accruing after the date of such transfer.

(b)           Notwithstanding anything contained herein to the contrary, it is specifically understood and agreed that there shall be no personal liability of Landlord or any of its shareholders, members, officers or directors in respect of any of the terms, covenants, conditions or provisions of this Lease, and in the event of a breach or default by Landlord of any of its liabilities and obligations under this Lease, Tenant and any persons claiming by, through or under Tenant shall look solely to the equity of Landlord in the Premises for the satisfaction of Tenant’s and/or such persons’ remedies and claims for damages.

25.14       No Merger.  There shall be no merger of this Lease, or the leasehold estate created by this Lease, with any other estate or interest in the Premises, or any part thereof, by reason of the fact that the same person, firm, corporation or other entity may acquire or own or hold, directly or indirectly, (a) this Lease or the leasehold estate created by this Lease, or any interest in this Lease or in any such leasehold estate, and (b) any such other estate or interest in the Premises or any part thereof, and no such merger shall occur unless and until all persons, corporations, firms, and other entities having an interest (including a security interest) in (i) this Lease or the leasehold estate created by this Lease; and (ii) any such other estate or interest in the Premises, or any part thereof, shall join in a written instrument effecting such merger and shall duly record the same.

25.15       Reports.  Tenant agrees to furnish to Landlord, with reasonable promptness upon Landlord’s request:  financial statements, reports and documents which Tenant and each guarantor of this Lease sends to or makes available to its shareholders, noteholders or bondholders.

25.16       Definition of Rent.  All monetary obligations of Tenant to Landlord under the terms of this Lease, including, without limitation, all Impositions, Real Property Taxes and insurance premiums payable hereunder, shall be deemed to be “rent”.

25.17       Interpretation.  The captions by which the Articles and Sections of this Lease are identified are for convenience only and shall have no effect upon the interpretation of this Lease.  Whenever the context so requires, singular numbers shall include the plural, the plural shall refer to the singular, the neuter gender shall include the masculine and feminine genders, and the words “Landlord” and “Tenant” and “person” shall include corporations, partnerships, associations, other legal entities, and individuals.

25.18       Relationship of the Parties.  Nothing in this Lease shall create a partnership, joint venture, employment relationship, borrower and lender relationship, or any other relationship between Landlord and Tenant other than the relationship of landlord and tenant.

25.19       Successors.  This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective personal and legal representatives, heirs, successors, and assigns.

25.20       Modifications. This Lease may not be altered, amended, changed, terminated, or modified in any manner unless the same shall be in writing and signed by or on behalf of the party to be bound.  No waiver of any provision of this Lease of any right of Landlord hereunder shall be effective unless in writing signed by or on behalf of the person to be bound.

25.21       Brokerage Fees.  Landlord and Tenant each represent and warrant that they have not employed a broker in connection with the execution of this Lease.  Landlord and Tenant shall each indemnify and hold the other harmless from and against any claim or claims for brokerage or other commissions arising from such party having employed a broker contrary to its representation in this Section 25.21.

25.22       Not Binding Until Executed.  This Lease does not constitute an “offer” and is not binding until fully executed and delivered by Landlord.

LANDLORD:

ARG PROPERTIES II, LLC, a California limited liability company

By:	ARG Properties (DE) Corporation II, a Delaware corporation, its Manager

By
Kevin A. Shields, President
Date:

TENANT:

ARG Enterprises, Inc., a California corporation

By
Its
Date:

STATE OF CALIFORNIA	)
) ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this                       day of                      , 199    , by                           , as                       of                                    , a                              , on behalf of                                      ..

Notary Public
Los Angeles County, California
My Commission Expires:
[Notary Public’s Seal]

STATE OF CALIFORNIA	)
) ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this                       day of                       , 199      , by                       , as                        of ARG Enterprises, Inc., a California corporation, on behalf of ARG Enterprises, Inc.

Notary Public
Los Angeles County, California
My Commission Expires:
[Notary Public’s Seal]

EXHIBIT A
TO
LEASE

[Insert legal description of Premises]

1

EXHIBIT B
TO
LEASE

Recording Requested By
and When Recorded Mail To:

American Restaurant Group, Inc.
Attn:  Law Department
4410 El Camino Real, Suite 201
Los Altos, California  94022

SUBORDINATION, NON-DISTURBANCE AND
ATTORNMENT AGREEMENT[ AND NOTICE OF NON-RESPONSIBILITY]

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT[ AND NOTICE OF NON-RESPONSIBILITY] (this “Agreement”) is made and entered into as of the                day of                                  , 199     , by and among (i) ARG Enterprises, Inc., a California corporation (“Tenant”); (ii) ARG Properties II, LLC, a California limited liability company (“Landlord”); and (iii) [LENDER], [ENTITY] (“Lender”).

WITNESSETH:

WHEREAS, Lender is the holder of that certain mortgage/deed of trust, dated                                           ,              (“Mortgage/Deed of Trust”) encumbering those certain parcels of real property and the improvements thereon, relating to                      (       ) restaurant assets commonly known as either Stuart Anderson’s Black Angus or Stuart Anderson’s Cattle Company restaurant(s) located at and more particularly described in Exhibit 1 attached hereto and incorporated herein by this reference (individually and collectively, “Property”);

WHEREAS, Lender and Landlord are parties to the Mortgage/Deed of Trust, pursuant to which Landlord financed the Property with Lender; and

WHEREAS, Landlord and Tenant are parties to that certain Lease, dated                     , 1996 (the “Lease”), pursuant to which Tenant leased the Property from Landlord.

NOW, THEREFORE, in consideration for the mutual covenants and agreements contained herein, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.             Subordination.  Subject to the terms of this Agreement, the Lease, and the rights of Tenant in, to and under the Lease and the Property, are hereby made subject, junior, and subordinate in all respects to the Mortgage/Deed of Trust and to all renewals, modifications, consolidations, replacements, and extensions thereof and to the respective rights of Lender thereunder as if all such instruments had been executed, delivered and recorded prior to the

1

execution of the Lease.  This clause shall be self-operative, and no further instrument shall be required.  However, Tenant covenants and agrees that if requested by Lender it will execute, acknowledge and deliver any instrument or document reasonably requested to confirm the foregoing subordination of the Lease within twenty (20) days after receipt of written request therefor.

2.             Non-Disturbance.  So long as Tenant is not in default beyond any applicable grace or cure period in the payment of rent or any other sums payable under the Lease or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant’s part to be performed, then: (a) Tenant’s possession of the Property shall not be diminished or interfered with by Lender or any third-party purchaser; (b) the Lease shall not be terminated or affected by the foreclosure of the Mortgage/Deed of Trust or the Lender’s exercise of any remedy provided for in the Mortgage/Deed of Trust; and (c) in the event that Lender forecloses upon the Property, Lender shall elect to preserve the Lease as a lease between Lender and Tenant in accordance with the terms of this Agreement.

3.             Attornment.  In the event that the Lender forecloses upon the Property, then:

(a)           Tenant shall be bound to Lender, and Lender shall be bound to Tenant, under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, and any extensions or renewals thereof which may be effected in accordance with any option therefor contained in the Lease, with the same force and effect as if Lender were the original landlord under the Lease, except that Paragraph 3(b) below and the other provisions of this Agreement shall modify the Lease, and Tenant does hereby attorn to Lender as its landlord, said attornment to be effective and self-operative without the execution of any further instruments; provided, however, that within twenty (20) days after receipt of written request therefor from Lender, Tenant will execute and deliver to Lender any instrument or other documents reasonably requested by Lender to confirm Tenant’s attornment to Lender.

(b)           It is agreed that in no event shall Lender:

(1)                                be liable for any act or omission of any prior landlord (including Landlord);

(2)                                be obligated to cure any defaults of any prior landlord (including Landlord) which occurred prior to the date that Lender succeeded to the interest of such prior landlord under the Lease; provided that from and after the date Lender becomes owner of the Property, Lender shall be obligated to cure any continuing default of the landlord under the Lease to the extent such default is capable of being cured by Lender;

(3)                                be subject to any offsets or defenses which Tenant may be entitled to assert against any prior landlord (including Landlord) with respect to events occurring prior to the date Lender succeeded to Landlord’s interest;

2

(4)                                be bound by any Annual Rent or other amounts paid by Tenant to any prior landlord (including Landlord) more than one (1) month in advance of the date that Lender succeeded to the interest of such prior landlord under the Lease; or

(5)                                be bound by any amendment or modification of the Lease or any supplemental agreement made without the written consent of Lender, such consent not to be unreasonably withheld.

4.             Payment of Rent to Lender.  Tenant agrees to pay the Annual Rent and any other payments due under the Lease to Lender upon receipt of written notice from Lender that it has succeeded to the interest of Landlord under the Lease, and Landlord agrees that Tenant is entitled to rely conclusively upon such notice without any duty of inquiry.

5.             Limitation on Liability of Lender.  There shall be no personal liability on the part of Lender or any officer, director, employee, shareholder or partner of Lender for the performance of the Lease or any covenant or agreement contained therein or in this Agreement.  Tenant shall look solely to Lender’s estate and interest in the Property for the satisfaction of every remedy of Tenant for any breach by Lender under the Lease or this Agreement or otherwise arising out of or in connection with the Lease, and Tenant will not collect or attempt to collect any such claim out of any other assets of Lender.

6.             Performance by Lender: Conflict.  Nothing in this Agreement shall be or be deemed to be an agreement by Lender to perform any obligation of Landlord under the Lease unless and until the Lender acquires the Property, and then only if required to do so by the terms of the Lease, as modified and limited by this Agreement.  In the event of any conflict between the terms of this Agreement and the terms of the Lease, the terms of this Agreement shall control.

7.             Notices.  Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery, certified mail, return receipt requested or by nationally recognized overnight courier service and, if given by mail or by courier service, shall be deemed sufficiently given if addressed to the parties at the addresses set forth below.  Delivery by courier will be deemed given on the date indicated in the courier’s records; delivery by certified mail will be deemed given on the date indicated on the return receipt.  Any party may by notice specify a different street address for notice purposes.

Addresses for Notices:

To Lender:                                                                                                                                      [LENDER]
___________________________
___________________________
___________________________

3

To Landlord:                                                                                                                           ARG Properties II, LLC
c/o Griffin Capital
10940 Wilshire Blvd., Suite 1600
Los Angeles, CA 90024
Attn:       Kevin A. Shields
Fax:         (310) 443-4117

To Tenant:                                                                                                                                     ARG Enterprises, Inc.
6th Floor
450 Newport Center Drive
Newport Beach, CA  92660
Attn:       Director of Real Estate
Fax:         (949) 721-8941

With a copy to:                                                                                                             American Restaurant Group, Inc.
Suite 201
4410 El Camino Real
Los Altos, CA  94022
Attn:       Legal Department
Fax:         (650) 949-6420

With a copy to:                                                                                                             Stuart Anderson’s Restaurants
4410 El Camino Real, Suite 201
Los Altos, California  94022
Attn:       Director of Real Estate
Fax:         (650) 949-6245

8.             Successors and Assigns.  This Agreement and each and every covenant and provision contained herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective representatives, successors and assigns.

9.             Modifications, Counterparts.  This Agreement shall not be modified or amended in whole or in part except by a writing executed by all of the parties hereto or their respective representatives, successors or assigns.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

10.           Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the jurisdiction in which the Property is located.

11. [         NOTICE OF NON-RESPONSIBILITY.  NOTICE IS HEREBY GIVEN THAT NEITHER LANDLORD NOR ANY LENDER WILL BE LIABLE OR RESPONSIBLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT, OR TO ANYONE HOLDING AN INTEREST IN THE PROPERTY OR ANY PART THEREOF THROUGH OR UNDER TENANT, AND THAT NO MECHANIC’S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH

4

TO OR AFFECT THE INTEREST OF LANDLORD OR ANY LENDER IN AND TO THE PROPERTY.]

[SIGNATURE PAGE FOLLOWS]

5

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date set forth below.

TENANT:

ARG Enterprises, Inc.

By
Its
Dated:

LANDLORD:

ARG PROPERTIES II, LLC

By:	ARG Properties (DE) Corporation II, its Manager

By
Its
Dated:

LENDER:

[LENDER]

By
Its
Dated:

6

CALIFORNIA ALL-PURPOSE NOTARY ACKNOWLEDGMENT

State of County of On this day of, 199 , before me,	*** OPTIONAL SECTION *** CAPACITY CLAIMED BY SIGNER
Through statute does not require the Notary to fill in the
data below, doing so may prove invaluable to persons
,	relying on the document
Name, Title of Officer
☐ INDIVIDUAL
personally appeared ,	☐ CORPORATE OFFICERS(S)
Name(s) of Signer(s)	☐ PARTNER(S) ☐ LIMITED

☐ personally known to me - OR - ☐ proved to me on the basis of  satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

☐ GENERAL
☐ ATTORNEY-IN-FACT
☐ TRUSTEE(S)
☐ GUARDIAN/CONSERVATOR
☐ OTHER:

WITNESS my hand and official seal.	SIGNER IS REPRESENTING:
NAME OF PERSON(S) OR ENTITY(IES)

SIGNATURE OF NOTARY

******************************* OPTIONAL SECTION *****************************

THIS CERTIFICATE MUST BE ATTACHED TO THE DOCUMENT DESCRIBED BELOW:
TITLE OR TYPE OF DOCUMENT
NUMBER OF PAGES DATE OF DOCUMENT
SIGNER(S) OTHER THAN NAMED ABOVE
Though the data requested here is not required by law, it could prevent fraudulent reattachment of this form.

CALIFORNIA ALL-PURPOSE NOTARY ACKNOWLEDGMENT

State of County of On this day of, 199 , before me,	*** OPTIONAL SECTION *** CAPACITY CLAIMED BY SIGNER
Through statute does not require the Notary to fill in the data below, doing so may prove invaluable to persons relying on the document

,
Name, Title of Officer
☐ INDIVIDUAL
personally appeared ,	☐ CORPORATE OFFICERS(S)
Name(s) of Signer(s)	☐ PARTNER(S) ☐ LIMITED

☐ personally known to me - OR - ☐ proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

☐ GENERAL
☐ ATTORNEY-IN-FACT
☐ TRUSTEE(S)
☐ GUARDIAN/CONSERVATOR
☐ OTHER:

WITNESS my hand and official seal.	SIGNER IS REPRESENTING:
NAME OF PERSON(S) OR ENTITY(IES)

SIGNATURE OF NOTARY

******************************* OPTIONAL SECTION *****************************

THIS CERTIFICATE MUST BE ATTACHED TO THE DOCUMENT DESCRIBED BELOW:
TITLE OR TYPE OF DOCUMENT
NUMBER OF PAGES DATE OF DOCUMENT
SIGNER(S) OTHER THAN NAMED ABOVE
Though the data requested here is not required by law, it could prevent fraudulent reattachment of this form.

CALIFORNIA ALL-PURPOSE NOTARY ACKNOWLEDGMENT

State of County of On this day of, 199 , before me,	*** OPTIONAL SECTION *** CAPACITY CLAIMED BY SIGNER
Through statute does not require the Notary to fill in the data below, doing so may prove invaluable to persons relying on the document

,
Name, Title of Officer
☐ INDIVIDUAL
personally appeared ,	☐ CORPORATE OFFICERS(S)
Name(s) of Signer(s)	☐ PARTNER(S) ☐ LIMITED

☐ personally known to me - OR - ☐ proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

☐ GENERAL
☐ ATTORNEY-IN-FACT
☐ TRUSTEE(S)
☐ GUARDIAN/CONSERVATOR
☐ OTHER:

WITNESS my hand and official seal.	SIGNER IS REPRESENTING:

NAME OF PERSON(S) OR ENTITY(IES)

SIGNATURE OF NOTARY

******************************* OPTIONAL SECTION *****************************

THIS CERTIFICATE MUST BE ATTACHED TO THE DOCUMENT DESCRIBED BELOW:
TITLE OR TYPE OF DOCUMENT
NUMBER OF PAGES DATE OF DOCUMENT
SIGNER(S) OTHER THAN NAMED ABOVE
Though the data requested here is not required by law, it could prevent fraudulent reattachment of this form.

EXHIBIT 1 to
SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT
[Insert legal description of the Premises.]

EXHIBIT C
(Article 5)

RECORDING REQUESTED BY AND WHEN RECORDED RETURN TO: Orrick, Herrington & Sutcliffe LLP 777 South Figueroa Street Suite 3200 Los Angeles, California 90017 Attn: Michael A. McAndrews, Esq.

(Space above this line for Recorder’s use)

NOTICE OF NON-RESPONSIBILITY OF OWNER

NOTICE IS HEREBY GIVEN that the undersigned, ARG Properties II, LLC, a California limited liability company (“Owner”), is the owner of the real property located in the City of                            , County of                            , commonly identified as                                                                                                                , and more particularly described in Exhibit A attached hereto (the “Property”).

That ARG Enterprises, Inc., a California corporation (“Tenant”), is the lessee of the Property.

That on                                   , the undersigned first obtained knowledge that certain remodeling, construction, repair, or other work of or to the building or other improvements located on the Property was being performed on the Property, and that materials, equipment, labor, services and supplies were being supplied in connection therewith.

That neither the Owner nor any mortgagee or beneficiary of Owner will be responsible for such work, materials, equipment, labor, services or supplies or for any mechanics’, materialmens’ or other lien that may be claimed in connection therewith.

Dated:	.

ARG PROPERTIES II, LLC, a California limited liability company

	By:	ARG Properties (DE) Corporation II, Manager

By:
Its:

The undersigned acknowledges that it has read the foregoing Notice of Non-Responsibility and knows its contents, and it is true to the undersigned’s own knowledge.

Executed at Los Angeles, California on                                    ..

The undersigned declares under penalty of perjury that the foregoing is true and correct.

ARG ENTERPRISES, INC., a California corporation

By:
Its:

CALIFORNIA ALL-PURPOSE NOTARY ACKNOWLEDGMENT

State of County of On this day of, 199 , before me,	*** OPTIONAL SECTION *** CAPACITY CLAIMED BY SIGNER
Through statute does not require the Notary to fill in the data below, doing so may prove invaluable to persons relying on the document

,
Name, Title of Officer
☐ INDIVIDUAL
personally appeared ,	☐ CORPORATE OFFICERS(S)
Name(s) of Signer(s)	☐ PARTNER(S) ☐ LIMITED

☐ personally known to me - OR - ☐ proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

☐ GENERAL
☐ ATTORNEY-IN-FACT
☐ TRUSTEE(S)
☐ GUARDIAN/CONSERVATOR
☐ OTHER:

WITNESS my hand and official seal.	SIGNER IS REPRESENTING:
NAME OF PERSON(S) OR ENTITY(IES)

SIGNATURE OF NOTARY

******************************* OPTIONAL SECTION *****************************

THIS CERTIFICATE MUST BE ATTACHED TO THE DOCUMENT DESCRIBED BELOW:
TITLE OR TYPE OF DOCUMENT
NUMBER OF PAGES DATE OF DOCUMENT
SIGNER(S) OTHER THAN NAMED ABOVE
Though the data requested here is not required by law, it could prevent fraudulent reattachment of this form.

EXHIBIT D

ARG PROPERTIES II, LLC

Allocated Rent Schedule

Prop. Num.			Allocated Rent Amount
	Property Address
1014	6601 Florin Road, Sacramento	CA	$175,325
1015	1000 Graves Avenue, El Cajon	CA	$255,925
1025	707 E Street, Chula Vista	CA	$260,000
1065	1616 Sisk Road, Modesto	CA	$250,000
1067	3610 Park Sierra Boulevard, Riverside	CA	$255,000
1069	7111 Beach Boulevard, Buena Park	CA	$225,000
1075	23221 Lake Center Drive, Lake Forest	CA	$240,000
1087	3601 Rosedale Highway, Bakersfield	CA	$276,050

Total			$1,937,300

TABLE OF CONTENTS

ARTICLE 1	FUNDAMENTAL LEASE PROVISIONS

ARTICLE 2	EXHIBITS

ARTICLE 3	PREMISES

ARTICLE 4	TERM

4.01	Term

4.02	Option to Extend Lease Term

ARTICLE 5	LIENS

ARTICLE 6	RENT

6.01	Rent

6.02	Rental Adjustments

6.03	Net Lease; Impositions

ARTICLE 7	USE OF THE PREMISES

7.01	Use

7.02	Compliance With Laws

7.03	Permits and Licenses

ARTICLE 8	UTILITIES

8.01	Payment

8.02	Interruption in Service

ARTICLE 9	TAXES

9.01	Payment of Taxes

9.02	Definition of “Real Property Taxes”

9.03	Personal Property Taxes

9.04	Tenant’s Right to Contest Taxes

9.05	Survival of Tenant’s Tax Obligations.

ARTICLE 10	MAINTENANCE AND REPAIRS

10.01	Tenant’s Obligations

10.02	Landlord’s Obligations

10.03	Landlord’s Rights

ARTICLE 11	INSURANCE AND INDEMNIFICATION

11.01	Tenant’s Insurance Obligation

11.02	Subrogation Waiver

i

11.03	Insurance Use Restrictions

11.04	Indemnification

11.05	Payment of Insurance

ARTICLE 12	ALTERATIONS

12.01	Permitted Improvements

12.02	Liens

12.03	Structural Alterations

12.04	Removal of Alterations

12.05	Alterations Required by Law

12.06	General Conditions Relating to Alterations

ARTICLE 13	SIGNS

ARTICLE 14	DAMAGE, DESTRUCTION, OBLIGATION TO REBUILD

14.01	Obligation to Rebuild

14.02	No Abatement of Rent

ARTICLE 15	EMINENT DOMAIN

15.01	Total Taking

15.02	Partial Taking

15.03	Award

15.04	Transfer Under Threat of Taking

15.05	Adjustment of Annual Rent in connection with Takings.

ARTICLE 16	ASSIGNMENT AND SUBLETTING

16.01	Landlord’s Consent Required

16.02	Assumption of Obligations

16.03	Assignment to Affiliate

16.04	No Release of Tenant

ARTICLE 17	DEFAULT; REMEDIES

17.01	Default

17.02	Remedies

17.03	Administrative Fee

17.04	Default by Landlord

17.05	Mitigation

17.06	Lender’s Right to Cure

ARTICLE 18	SUBORDINATION

ARTICLE 19	QUIET ENJOYMENT

ARTICLE 20	REPRESENTATIONS AND WARRANTIES

20.01	Representation and Warranties

ARTICLE 21	SURRENDER OF PREMISES

ARTICLE 22	BANKRUPTCY OR INSOLVENCY

22.01	Bankruptcy or Insolvency

ARTICLE 23	HAZARDOUS MATERIALS

23.01	Representations and Warranties

23.02	Definitions

23.03	Tenant’s Obligation

23.04	Landlord Options

23.05	Indemnity

23.06	Survival

ARTICLE 24	SUBSTITUTE PREMISES

ARTICLE 25	GENERAL PROVISIONS

25.01	Estoppel Certificates

25.02	Severability

25.03	Entire Agreement

25.04	Notices

25.05	Waivers

25.06	Recording

25.07	Holding Over

25.08	Cumulative Remedies

25.09	Choice of Law

25.10	Attorneys’ Fees

25.11	Force Majeure

25.12	Consent

25.13	Liability of Landlord

25.14	No Merger

25.15	Reports

25.16	Definition of Rent

25.17	Interpretation

25.18	Relationship of the Parties

25.19	Successors

25.20	Modifications

25.21	Brokerage Fees

25.22	Not Binding Until Executed

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